                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                          Dated as of November 3, 2004

                                      among

                           TRANSAMERICA LEASING INC.,
                                 as a Borrower,

                                TRANS OCEAN LTD.,
                                 as a Borrower,

                       TRANS OCEAN CONTAINER CORPORATION,
                                 as a Borrower,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

                          FORTIS BANK (NEDERLAND) N.V.,
                             as Administrative Agent

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         3.5.     General Provisions Regarding Lockbox Account, Concentration
                  Account, Accounts Payable Account, Payroll Account and IO

                                                     i

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                                  (continued)

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         4.3.     Optional Prepayment of Loans................................50

         4.4.     Payments by Borrower; Presumptions by Administrative Agent..51

                                       ii

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                                  (continued)

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                                      iii

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                                  (continued)

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         8.14.    UNIDROIT Convention.........................................74

         8.15.    Identification of Gross Lease Revenues and Direct Operating
                  Expense; Transfer of Gross

         10.1.    Consolidated EBIT to Consolidated Cash Interest Expense

                                       iv

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                                  (continued)

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                                       v

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                                  (continued)

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                                       vi

                                    Exhibits
                                    --------

Exhibit A                   Form of Asset Base Report
Exhibit B                   Form of Assignment and Assumption
Exhibit C                   Form of Equipment Report
Exhibit D                   Form of Manager Report
Exhibit E                   Form of Loan Request
Exhibit F                   Form of Revolving Credit Note
Exhibit G                   Credit and Collection Policy
Exhibit H                   Form of Lease Agreement
Exhibit I                   UBS Lease Agreement
Exhibit J                   Depreciation Policy
Exhibit K                   Interest Rate Hedge Policy
Exhibit L                   Form of Opinion of Borrowers' Counsel
Exhibit M                   Form of Officer's Certificate of Borrower
Exhibit N                   Form of Security Agreement
Exhibit O                   Form of Solvency Certificate
Exhibit P                   Form of Pledge Agreement
Exhibit Q                   Intercompany Subordination Agreement
Exhibit R                   Form of Intercompany Note
Exhibit S                   Summary of Agreed Upon Procedures

                                    Schedules
                                    ---------

Schedule 1                  Funding Commitments of Lenders
Schedule 2                  Concentration Limits
Schedule 3                  Rights with Respect to Leases that are Not
                            Assignable Without the Consent of the Related Lessee
                            or Any Other Person
Schedule 4                  Management Fees
Schedule 5                  UBS Lease Termination Payments
Schedule 7.5                Use of Proceeds of Closing Date Advance
Schedule 7.13               Subsidiaries of Borrowers
Schedule 7.18               Existing Indebtedness of Borrowers and Subsidiaries
Schedule 7.19               Insurance Maintained by Borrowers and Subsidiaries
Schedule 7.21               List of Names and Addresses of All Lockboxes and
                            Lockbox Accounts
Schedule 9.3                Liens Existing on the Closing Date
Schedule 9.5                Investments Existing on the Closing Date
Schedule 9.7                Agreements of Borrowers and Subsidiaries with any
                            Affiliate of the Borrowers or the Subsidiaries
Schedule 9.8                Encumbrances or Restrictions on Borrowers and
                            Subsidiaries

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is made as of November 3, 2004, by and among
TRANSAMERICA LEASING INC., a corporation organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns,
"TLI"), TRANS OCEAN LTD., a corporation organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns,
"TOL"), TRANS OCEAN CONTAINER CORPORATION, a corporation organized under the laws of the State of Delaware (together with its successors and permitted assigns, "TOCC", each of TLI, TOL and TOCC, a "Borrower" and collectively, the
"Borrowers"), each lender from time to time party hereto (collectively, the
"Lenders" and individually, a "Lender"), and FORTIS BANK (NEDERLAND) N.V.

         WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facility provided for herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as provided herein:

1.       DEFINITIONS AND RULES OF INTERPRETATION.

1.1.     DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Loan Agreement referred to below:

                  Acceleration Event. The acceleration of the Revolving Credit
Notes and the other Obligations in accordance with the provisions of Section
13.1 hereof.

                  Accounts Payable Account. Bank account number ____ maintained by TLI at Citibank N.A. and any replacement for such account established in accordance with the provisions of this Loan Agreement.

                  Acquisition. The acquisition by Container Holdings of all of the Capital Stock of Transamerica Leasing Inc. and Trans Ocean Ltd.

                  Acquisition Date. With respect to a Container, the date on which a Borrower initially acquired such container.

                  Administrative Agent. Fortis acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with Section 14.6.

                                      -2-

                  Administrative Agent's Office. The Administrative Agent's
office located at 3000 AS Rotterdam, The Netherlands, or at such other location as the Administrative Agent may designate from time to time.

                  Administrative Agent's Special Counsel. Thacher Proffitt &
Wood LLP or such other counsel as may be approved by the Administrative Agent.

                  Administrative Questionnaire. An Administrative Questionnaire
in a form supplied by the Administrative Agent.

                  Affiliate. With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is
Controlled by or is under common Control with the Person specified.

                  Agent Fee. The fee payable to the Administrative Agent on each
Payment Date as set forth in the Fee Letter.

                  Aggregate Commitments. An amount equal to the sum of the
Commitments of all the Lenders.

                  Aggregate Net Book Value. As of any date of determination, an amount equal to the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the prior month) of all Eligible Containers.

                  Aggregate Note Principal Balance. As of any date of
determination, an amount equal to the sum of the then unpaid principal balance of all Revolving Credit Notes.

                  Applicable Margin. With respect to each Loan for each Interest
Period, one of the following amounts:

                  (A) with respect to each Base Rate Loan, one and one-half
        percent (1.50%) per annum; or

                  (B) with respect to each LIBOR Rate Loan, two and three
        quarters percent (2.75%).

Notwithstanding the foregoing, the following modifications to the amounts set forth in clauses (A) and (B) shall be applicable:

                  (1) all of the amounts set forth in clauses (A) and (B) above shall increase by one half of one percent (0.50%) if the
                      Borrowers have not completed a Refinancing Event by April
                      30, 2006; and

                  (2) notwithstanding the terms of clauses (A) and (B) above, if the Administrative Agent is unable, despite its
                      commercially reasonable efforts, to complete a "successful syndication" of

                                      -3-

                      Commitments and the Loans at such levels, then (x) the
                      amount referred to in clause (A) shall increase to the
                      rate at which the Administrative Agent can complete a
                      "successful syndication" of the Commitments and the Loans
                      using its commercially reasonable efforts (which rate
                      shall, in no event, exceed two and one quarter percent
                      (2.25%) per annum) and (y) the amount referred to in
                      clause (B) shall increase to the rate at which the
                      Administrative Agent can complete a "successful
                      syndication" of the Commitments and the Loans using its
                      commercially reasonable efforts (which rate shall, in no
                      event, exceed three and one half percent (3.50%) per
                      annum). For the purposes of this paragraph, "successful
                      syndication" means that the Administrative Agent shall
                      reduce its participation in the Commitments and the Loans
                      to a final hold of not more than $250,000,000.00.

                  Asset Base. As of any date of determination, an amount equal to the sum of:

                  (1) the product of (i) the Existing Container Advance Rate then in effect and (ii) the sum of (x) the then Net Book Values
         (calculated as of the last day of the immediately preceding month) of all Eligible Containers that were either owned by any Borrower or subject to a Finance Lease for which any Borrower is the lessor, in each case, on the Closing Date, (y) to the extent not included in clause (x), the then Net Book Values of all containers then subject to the terms of the UBS Lease Agreement and (z) any receivables resulting from the sale or other disposition of one or more Eligible Containers that were either owned by any Borrower or subject to a Finance Lease for which any Borrower is the lessor, in each case, on the Closing
         Date, so long as such receivables were not outstanding for more than 90 days (measured from the issue date of such receivables); plus

                  (2) the product of (i) the Post-Closing Advance Rate then in effect and (ii) the sum of (x) the excess of (A) the sum of the then
         Net Book Values (calculated as of the last day of the immediately preceding month) of all Eligible Containers acquired by any Borrower after the Closing Date and which are owned by any Borrower on such date of determination or which are subject to a Finance Lease for which any
         Borrower is the lessor on such date of determination, over (B) the sum of the Net Book Values of any such container included in clause (A) for which the manufacturer or other seller thereof has not received payment in full of the related purchase price, and (y) all receivables resulting from the sale or other disposition of one or more Eligible
         Containers that were acquired by a Borrower after the Closing Date so long as such receivables are not outstanding for more than 90 days
         (measured from the issue date of such receivables); minus

                  (3) the sum of all then unpaid UBS Lease Termination Payments.

                                      -4-

                  Asset Base Deficiency. As of any Payment Date, the amount (if any) by which (i) the Aggregate Note Principal Balance (calculated without giving effect to any principal payments to be paid on such Payment Date), exceeds (ii) the Asset Base.

                  Asset Base Report. An Asset Base Report signed by a
responsible officer of the Borrowers and in substantially the form of Exhibit A hereto.

                  Asset Value Adjustment Date. The date on which the Net Book
Values of all Containers owned by the Borrowers on the Closing Date are adjusted upward as a result of the consummation of the Acquisition; provided, however, that the Asset Value Adjustment Date shall not occur unless the Administrative
Agent shall have approved (such approval to not be unreasonably withheld or delayed) both (i) the amount of any such upward adjustments in the Net Book
Values of such Containers, and (ii) any revision in the Depreciation Policy to be implemented in connection with such adjustments.

                  Assignment and Assumption. An assignment and assumption
entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 15.2), and accepted by the Administrative
Agent, in substantially the form of Exhibit B or any other form approved by the
Administrative Agent.

                  Authorized Officer. With respect to (i) delivering Notices of
Borrowing and similar notices, any person or persons that has or have been authorized by the Board of Directors of a Borrower to deliver such notices pursuant to this Loan Agreement and that has or have appropriate signature cards on file with the Administrative Agent, (ii) delivering financial information and officer's certificates pursuant to this Loan Agreement, any Senior Designated
Officer of any Borrower and (iii) any other matter in connection with this Loan
Agreement or any other Loan Document, any officer (or a person or persons so designated by any two officers) of the Borrowers.

                  Availability Termination Date. The earlier to occur of (i) the date of which the Commitments are terminated pursuant to Sections 2.5 or 13.2 hereof and (ii) the two year anniversary of the Closing Date.

                  Base Rate. The higher of (a) the variable annual rate of
interest so designated from time to time by Citibank N.A. as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.50%)
above the Federal Funds Effective Rate. For the purposes of this definition,
"Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative
Agent from three funds brokers of recognized standing selected by the
Administrative Agent. Changes in the

                                      -5-

Base Rate resulting from any changes in Citibank N.A.'s "prime rate" shall take place immediately without notice or demand of any kind.

                  Base Rate Loans. All or any portion of any Loan bearing
interest calculated by reference to the Base Rate.

                  Borrower. Each of TLI, TOL and TOCC.

                  Breakage Cost. With respect to any Lender with respect to any
Breakage Prepayment, an amount equal to the difference (as reasonably determined by such Lender and set forth in a certificate of such Lender delivered to the
Borrowers) of (a) such Lender's cost of obtaining funds for the LIBOR Rate Loan that is the subject of such Breakage Prepayment for the period from the date of such Breakage Prepayment to the last day of the Interest Period in effect (or that would have been in effect) for such LIBOR Rate Loan, minus (b) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Conversion or such Breakage
Prepayment for such period.

                  Breakage Prepayment. This term shall have the meaning set
forth in Section 4.3 hereof.

                  Business Day. One of the following: (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York, New York, London, England or Rotterdam, The
Netherlands a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Eurodollar Loans, any day which is a
Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  Capitalized Leases. Leases under which a Borrower is the
lessee or obligor, the discounted remaining rental payment Obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

                  Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation)
and any and all warrants, rights or options to purchase any of the foregoing.

                  Cash Equivalents. All of the following: (i) securities issued or directly fully guaranteed or insured by the governments of the United States,
Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) securities issued by any state of the
United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition

                                      -6-

thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) certificates of deposit and
Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of
$500,000,000 and outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of
$250,000,000 (or the foreign currency equivalent thereof), (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (i) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii)
above, (v) commercial paper having a rating of at least A-2 from S&P or at least
P-2 from Moody's, (vi) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (iii)(x) of this definition, (vii) Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of
24 months or less from the date of acquisition and (viii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vii) above.

                  Casualty Loss. With respect to any Container as of any date of determination, any of the following events or conditions:

                  (i)      total loss or destruction thereof;

                  (ii)     theft or disappearance thereof without recovery
                           within sixty (60) days after such theft or
                           disappearance becomes known to any Borrower or any of
                           its Affiliates;

                  (iii)    damage rendering such Container unfit for normal use
                           and, in the judgment of any Borrower, beyond repair
                           at reasonable cost; or

                  (iv)     any condemnation, seizure, forced sale or other
                           taking of title to or use of such Container.

                  Casualty Proceeds. Any payment by, or on behalf of, a Lessee from any source in connection with a Casualty Loss with respect to a Container.

                  CEU. Cost equivalent units.

                  Change of Control. With respect to any of Container Holdings,
TOCC, TLI or TOL and without the prior consent of the Required Lenders, the occurrence of any of the following events or conditions: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and

                                      -7-

13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of the voting common equity interests of such Person, or (ii) prior to the first Public Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934), other than one or more Permitted Holders, shall have acquired, by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the composition of the board of directors or other similar management body of such Person, or (iii) prior to the first Public
Equity Offering, the Permitted Holders cease for any reason to be the beneficial owner, directly or indirectly, in the aggregate of at least a majority of the total voting power of the voting Capital Stock of Container Holdings, whether by virtue of the issuance, sale or other disposition of Capital Stock of Container
Holdings, a merger, consolidation or sale of assets involving Container
Holdings, one of its Subsidiaries, any voting trust or other agreement, or (iv)
subsequent to the first Public Equity Offering, the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Capital Stock of Container Holdings,
TLI, TOL or TOCC than such other "person" (as such term is used in Section 13(d)
and 14(d) of the Securities Exchange Act of 1934) or "group" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934).

                  Closing Date.  November 3, 2004.

                  Closing Date Advance. The Loan in the maximum aggregate
principal amount equal to the lesser of (A) the Asset Base on the Closing Date, and (B) Eight Hundred Twenty Million Dollars ($820,000,000), to be made by the
Lenders to the Borrowers on the Closing Date pursuant to the provisions of
Section 2.1 hereof.

                  Closing Date Advance Rate.  One of the following amounts:

                  (1) on the Closing Date and all times thereafter until the
         Asset Value Adjustment Date, seventy-six and one half percent (76.5%);
         and

                  (2) at all times on or after the Asset Value Adjustment Date, the amount determined on the Asset Value Adjustment Date in accordance with the following formula:

                                    76.5% x A/B

Where            A =       the sum of the Net Book Values of all Eligible
                           Containers owned by any Borrower on the Closing Date
                           calculated immediately prior to any approved increase
                           in such Net Book Values on the Asset Value Adjustment
                           Date; and
                 B =       the sum of the Net Book Values of all Eligible
                           Containers owned by any Borrower on the Closing Date
                           calculated immediately after giving effect to any
                           approved increase in such Net Book Values on the
                           Asset Value Adjustment Date.

                                      -8-

                  Code. The United States Internal Revenue Code of 1986, as
amended from time to time (and any successor statute thereto), and the regulations promulgated and rulings issued thereunder. Section references to the
Code are to the Code as in effect on the Closing Date, and any subsequent provisions of the code, amendments thereto or substituted therefrom.

                  Collateral. All of the property, rights and interests of the
Borrowers that are or are intended to be subject to the Liens created by the
Security Documents.

                  Collection Period. Initially, the period commencing on the
Closing Date to and including December 31, 2004, and thereafter each calendar quarter.

                  Commitment. With respect to each Lender, the amounts set forth on Schedule 1 hereto as the amounts of such Lender's commitment to make Loans to the Borrowers pursuant to this Loan Agreement, as the same may be reduced from time to time; or if such commitments are terminated pursuant to the provisions hereof, zero.

                  Commitment Fee. This term shall have the meaning set forth in
Section 5.1.1.

                  Commitment Percentage. With respect to any Lender, the
percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each
Lender to make Loans has been terminated pursuant to this Loan Agreement or if the Aggregate Commitments have expired, then the Commitment Percentage of each
Lender shall be determined based on the outstanding Loans owing to such Lender at such time. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 pursuant to which such Lender becomes a party hereto, as applicable.

                  Company. Any corporation, limited liability company,
partnership or other business entity (or the adjectival form thereof, where appropriate).

                  Concentration Account. Bank account number 40523885 maintained by TLI at Citibank N.A. and any replacement for such account established in accordance with the terms of this Loan Agreement.

                  Concentration Limits. As of any date of determination, all of the following:

                  (1)      The sum of the Net Book Values of all Specialized
                           Containers (other than refrigerated Containers) shall
                           not exceed an amount equal to 15% of the then
                           Aggregate Net Book Value;

                  (2)      The sum of the Net Book Values of all 20 foot, 40
                           foot and 40 foot high cube refrigerated Containers
                           shall not exceed an amount equal to 40% of the then
                           Aggregate Net Book Value;

                                      -9-

                  (3)      The sum of the Net Book Values of all Containers then
                           on lease to any three Lessees shall not exceed
                           forty-five percent (45%) of the then Aggregate Net
                           Book Value; provided, however, that if two or more
                           Lessees shall engage in any transaction (whether
                           through merger, consolidation, stock sale, asset sale
                           or otherwise) pursuant to which a Lessee shall become
                           the owner of, or interest holder in, any other
                           Lessee's leasehold interests in one or more
                           Containers and the effect of such transaction is to
                           cause a breach of the foregoing threshold, then the
                           foregoing threshold shall on the effective date of
                           such transaction be increased to an amount equal to
                           the quotient, expressed as a percentage, (x) the
                           numerator of which shall equal the sum of (A) the sum
                           of the Net Book Values of all Containers on lease to
                           such transacting Lessees immediately prior to such
                           transaction, and (B) the sum of the Net Book Values
                           of all Containers then on lease to the two other
                           Lessees having the most Containers then on lease with
                           the Borrowers (measured by Net Book Value) and (y)
                           the denominator of which shall equal the then
                           Aggregate Net Book Value); and provided further that,
                           if the foregoing limitation has been increased above
                           forty-five percent (45%) by operation of the above
                           proviso, then none of the Borrowers shall thereafter
                           originate any additional Leases of Containers to any
                           of such three Lessees until such time as the sum of
                           the Net Book Values of all Containers then on lease
                           to such three Lessees does not exceed an amount equal
                           to forty-five percent (45%) of the then Aggregate Net
                           Book Value.

                  (4)      The sum of the Net Book Values of all Containers then
                           on Lease to any single Lessee shall not exceed an
                           amount equal to (A) with respect to any of the
                           Lessees set forth in Schedule 2 hereto, the
                           percentage of the Aggregate Net Book Value set
                           opposite the name of such Lessee on such schedule,
                           and (B) with respect to any Lessee not covered by
                           clause (A), five percent (5%) of the then Aggregate
                           Net Book Value; provided, however, that if two or
                           more Lessees shall engage in any transaction (whether
                           through merger, consolidation, stock sale, asset sale
                           or otherwise) pursuant to which a Lessee shall become
                           the owner of, or interest holder in, any other
                           Lessee's leasehold interests in one or more
                           Container, the foregoing threshold set forth in
                           clauses (A) and (B) shall on the effective date of
                           such transaction be increased with respect to such
                           acquiring or, in the case of a merger, surviving
                           Lessee to equal the greater of (i) the sum of the
                           applicable percentage limitations for the transacting
                           Lessees as set forth in clauses (A) and (B) above,
                           and (ii) a quotient, expressed as a percentage, (x)
                           the numerator of which shall equal the sum of the Net
                           Book Values of all Containers on Lease to such
                           transacting Lessees immediately prior to such

                                      -10-

                           transaction and (y) the denominator of which shall
                           equal the then Aggregate Net Book Value);

                  (5)      The sum of the Net Book Values of all Containers for
                           which the initial Lease of such Container after its
                           Acquisition Date is a Finance Lease shall not exceed
                           20% of the then Aggregate Net Book Value; and

                  (6)      The sum of the Net Book Values of all Containers
                           acquired during the Revolving Credit Period that have
                           not been put on its initial lease since the
                           applicable Acquisition Date (i.e. speculative leases)
                           shall not exceed 5% of the then Aggregate Net Book
                           Value.

Any Container that does not comply with all of the foregoing will not be considered to be an Eligible Container.

                  Consolidated or consolidated. With reference to any term
defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with GAAP.

                  Consolidated Cash Interest Expense. With respect to any Person for any period, the difference of (i) the aggregate Consolidated Interest
Expense of such Person for such period, minus (ii) to the extent included in such aggregate Consolidated Interest Expense, and to the extent incurred by
Container Holdings or any of its Consolidated Subsidiaries, (a) amortization or write off of debt or equity issuance costs, (b) interest expense to the extent not paid in cash attributable to dividends in respect of all Preferred Equity of
Container Holdings and its Consolidated Subsidiaries that is not Disqualified
Stock pursuant to Statement of Financial Accounting Standards No. 150,
"Accounting for Certain Financial Instruments with Characteristics of Both
Liabilities and Equity", and (c) any non-cash interest expense related to (i)
any interest expense that has not been paid in cash, (ii) accrued interest on
Disqualified Stock to the extent not paid, and (iii) any incremental non-cash interest expense incurred by Container Holdings or its Subsidiaries as the result of an accounting change in accordance with GAAP that occurs after the
Closing Date, plus (iii) cash interest payments made in such period (exclusive of any such cash payment funded with the proceeds of an equity offering or capital contribution) related to Consolidated Interest Expense that was accrued in a prior period.

                  Consolidated EBIT. For any period, means the sum of
Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

                  (1)      all income tax expense of Container Holdings and its
                           Consolidated Subsidiaries, all taxes incurred by
                           Container Holdings and its Consolidated Subsidiaries
                           in respect of the repatriation of income from
                           jurisdictions outside the United States and all
                           amounts paid by Container Holdings and its
                           Consolidated Subsidiaries pursuant to the terms of
                           any tax sharing or similar agreement;

                                      -11-

                  (2)      the Consolidated Interest Expense of Container
                           Holdings and its Consolidated Subsidiaries;

                  (3)      depreciation and amortization charges of Container
                           Holdings and its Consolidated Subsidiaries relating
                           to any increased depreciation or amortization charges
                           resulting from purchase accounting adjustments or
                           inventory write-ups with respect to acquisitions or
                           the amortization or write-off of deferred debt or
                           equity issuance costs;

                  (4)      all other non-cash charges of Container Holdings and
                           its Consolidated Subsidiaries (other than
                           depreciation expense) (minus, with respect to any
                           such non-cash charge occurring on or after January 1,
                           2005 that was previously added in a prior period to
                           calculate Consolidated EBIT and that represents an
                           accrual of or reserve for cash expenditures in any
                           future period, any cash payments made during such
                           period);

                  (5)      any non-capitalized costs incurred in connection with
                           financings, the Acquisition, acquisitions of
                           Containers occurring after the Closing Date or
                           dispositions (including financing and refinancing
                           fees and any premium or penalty paid in connection
                           with redeeming or retiring Indebtedness prior to the
                           stated maturity thereof pursuant to the agreements
                           governing such Indebtedness);

                  (6)      UBS equipment rental expense to the extent that
                           assets related to such expense have been repurchased
                           by the Borrowers and their Consolidated Subsidiaries;

                  (7)      all non-cash expenses attributable to Incentive
                           Arrangements; and

                  (8)      to the extent that any portion of the Management Fee
                           payable during such period was accrued and not paid
                           during such period, the aggregate amount of expenses
                           attributable to all payments or accruals of
                           Management Fee during such period;

in each case, for such period and as determined on a consolidated basis in accordance with GAAP.

                  Consolidated EBIT to Consolidated Cash Interest Expense Ratio.
As of any date of determination, means the ratio of (a) the aggregate amount of
Consolidated EBIT for Container Holdings and its Consolidated Subsidiaries for
the period of the most recent four consecutive fiscal quarters ending on or prior to the date of such determination to (b) Consolidated Cash Interest
Expense for Container Holdings and its Consolidated Subsidiaries for such four fiscal quarters.

                                      -12-

                  Consolidated Interest Expense. With respect to any Person for any period, the aggregate of the interest expense of such Person and its
Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of payments on Capitalized Leases paid, accrued and/or scheduled to be paid or accrued by such Person and its Consolidated Subsidiaries during such period; and
(c) net cash costs under all Interest Rate Hedging Agreements (including amortization of fees).

                  Consolidated Net Income. For any period, the aggregate net income (or loss) of Container Holdings and its Consolidated Subsidiaries for
such period on a consolidated basis, determined in accordance with GAAP;
provided, however, that there shall be not be included in such Consolidated Net
Income:

                  (1)      any gain (or loss) realized upon the sale or other
                           disposition of assets (other than Containers and
                           Related Assets) of Container Holdings, any Borrower,
                           any Consolidated Subsidiary or any other Person
                           (including pursuant to any sale-and-leaseback
                           arrangement) which is not sold or otherwise disposed
                           of in the ordinary course of business and any gain
                           (or loss) realized upon the sale or other disposition
                           of any Capital Stock of any Person;

                  (2)      extraordinary gains or losses, as determined in
                           accordance with GAAP;

                  (3)      income or loss attributable to discontinued
                           operations (including, without limitation, operations
                           disposed of during such period whether or not such
                           operations were classified as discontinued);

                  (4)      the cumulative effect of a change in accounting
                           principles, as determined in accordance with GAAP;

                  (5)      any adjustments, restructuring costs, non-recurring
                           expenses, non-recurring fees, non-operating expenses,
                           charges or other expenses (including bonus and
                           retention payments and non-cash compensation charges)
                           (a) made or incurred in connection with the
                           Acquisition or the financing thereof or (b) incurred
                           in connection with acquisitions of Containers
                           consummated after the Closing Date; and

                  (6)      Systems/Organizational Establishment Expenses;

in each case, for such period.

                  Container. Any marine and maritime container (including dry cargo containers, refrigerated containers (including the associated generator sets) and

                                      -13-

Specialized Containers) to which any Borrower either (i) has good title and that is held for lease or sale or (ii) is lessor under any Finance Lease.

                  Container Holdings. TAL International Group, Inc., a
corporation organized under the laws of the State of Delaware and its successors and permitted assigns.

                  Container Representations and Warranties. All of the
following:

                  (1)      Specifications. The container conforms to the
                           Borrowers' standard specifications for that category
                           of container and to any applicable industry
                           standards;

                  (2)      Rights to Leases. Except as set forth on Schedule 3
                           hereto, the rights with respect to each Lease
                           included in the Related Assets for such Container are
                           assignable without the consent of the related Lessee
                           or any other Person other than consents that will
                           have been obtained on or before the related transfer
                           date;

                  (3)      Lessee Acceptance. With respect to each container
                           that is subject to a Lease on the Closing Date or
                           Funding Date, as the case may be, the related Lessee
                           has, to the best of TLI's knowledge, received and
                           taken possession of such container;

                  (4)      Lease Files. Each Lease is stored in TLI's offices
                           located in Purchase, New York and is subject to its
                           customary security and safekeeping procedures;

                  (5)      Master Lease Arrangements. In the case of each Lease
                           which consists of a master lease and one or more
                           addenda or schedules thereto, such addenda or
                           schedules each constitute a separate contractual
                           lease obligation of the related Lessee;

                  (6)      Chattel Paper. With respect to each Lease, aside from
                           any originally executed counterpart of each Lease in
                           the possession of the Lessee, all other originally
                           executed counterpart(s) of such Lease are in the
                           possession of the Borrowers;

                  (7)      Lessees. No Lessee is an affiliate of the Borrowers;

                  (8)      Registration. Each container's registration mark
                           (four letter prefix) has been registered in the name
                           of one of the Borrowers in the official register of
                           the Bureau International des Containers (Paris);

                  (9)      Non-cancelable and Assignable. Each Finance Lease
                           provides that (i) the Lessee's obligations thereunder
                           are non-cancelable,

                                      -14-

                           unconditional and not subject to any right of
                           set-off, rescission, counterclaim, offset, reduction
                           or recoupment, (ii) such finance lease is fully
                           assignable and (iii) the Lessee is responsible for
                           all taxes, maintenance and insurance and assumes all
                           risk of Casualty Loss;

                  (10)     Compliance with Law. The Lease complied in all
                           material respects at the time they were originated
                           with all legal requirements of the jurisdiction in
                           which they were originated; and

                  (11)     Return of Container. Each Lease provides for the
                           return of the related containers upon its expiration
                           or earlier termination (unless the Lessee complies
                           with the terms of any purchase option contained
                           therein).

                  Contingent Obligation. As to any Person, means any obligation of such Person as a result of such Person being a general partner of any other
Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such
Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

                  Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
"Controlling" and "Controlled" have meanings correlative thereto.

                  Credit and Collection Policy. This term shall have the meaning set forth in Section 7.22.

                                      -15-

                  Default. Any event, act or condition, which with the giving of notice or lapse of time or both would constitute an Event of Default.

                  Defaulting Lender. Any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business
Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  Depreciation Policy. The depreciation policy utilized by the
Borrowers with respect to the Containers, which policy as of the Closing Date is attached as Exhibit H hereto.

                  Designated Event of Default. The occurrence of an Event of
Default of the types set forth in Sections 13.1(a), 13.1(b), 13.1(c), 13.1(e),
13.1(h), 13.1(i)(i)(x), 13.1(i)(ii)(x) or 13.1(j) hereof.

                  Determination Date. Initially, January 24, 2005 and thereafter the fifteenth Business Day of each calendar quarter.

                  Direct Operating Expenses. All direct expenses and costs,
calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of a container, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses
(including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Container; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Container or repossessing such Container; (viii) insurance expense; (ix) federal, state, local and foreign taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Container, including but limited to ad valorem, gross receipts and/or other property taxes imposed against such Container or against the revenues generated by such Container; (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys fees)
incurred by a Borrower or any Subsidiary or made against a Borrower or any
Subsidiary by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Container; (xi) expenses and costs
(including legal fees) of pursuing claims against manufacturers or sellers of such Container; and (xii) non-recoverable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall either of the following be considered a Direct Operating Expense: (a) any selling, general and administrative expenses of Container Holdings, the Borrowers or any of their
Subsidiaries, or (b) the Management Fees.

                                      -16-

                  Disqualified Stock. With respect to any Person means that
portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Loans for cash or is convertible into or exchangeable for debt securities of Container Holdings or its Consolidated
Subsidiaries at any time prior to such anniversary.

                  Distributable Cash Flow. This term shall have the meaning set forth in Section 3.1(c).

                  Dividend. With respect to any Person, (i) the declaration or payment by such Person of a dividend or distribution (other than dividends or distributions payable in Capital Stock of such Person (other than Disqualified
Stock)) on or in respect of shares of the Capital Stock of such Person or (ii)
the purchase, redemption or other acquisition or retirement for value of any
Capital Stock of such Person.

                  Dollars or $. Dollars in lawful currency of the United States of America.

                  Eligible Assignee. Any of the following: (i) a Lender; (ii) an
Affiliate of a Lender; and (iii) any other Person (other than a natural person)
approved by the Borrowers and the Administrative Agent (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Borrower nor any of their respective Affiliates.

                  Eligible Container. Each Container which, when considered with all other Containers, shall comply with each of the following requirements:

                  (1)      Such Container substantially conforms to the standard
                           specifications used by the Borrowers for containers
                           purchased for its own account, for that category of
                           container and to any commonly applied standards
                           promulgated by the International Organization for
                           Standardization;

                  (2)      Such Container shall comply with all of (i) the
                           Concentration Limits and (ii) the Container
                           Representations and Warranties;

                  (3)      Such Container shall not have suffered a Casualty
                           Loss;

                  (4)      Either (i) one of the Borrowers shall have good and
                           marketable title to such Container and the
                           Administrative Agent has a perfected security
                           interest therein or (ii) such Container is subject to
                           a Finance Lease for which any Borrower is the lessor;

                                      -17-

                  (5)      Such Container shall be free and clear of all Liens
                           except for Permitted Liens;

                  (6)      Either (i) the lease rights with respect to such
                           Container are assignable without consent or for which
                           consents have been obtained, or (ii) the
                           Administrative Agent shall have been granted a one
                           hundred percent (100%) participation interest in the
                           lease rights with respect to such Container;
                           provided, however, that the sum of the Net Book
                           Values of all Containers that have been classified as
                           an Eligible Container pursuant to clause (ii) above
                           shall not exceed two and one half percent (2.5%) of
                           the Asset Base;

                  (7)      Each lease for such Container shall substantially
                           contain the general trading terms the Borrowers use
                           in the normal course of their business;

provided, however, that (i) in addition to any Container that complies with all of the foregoing, the containers owned by ICS Terminals (UK) Limited shall also be considered an Eligible Container for purposes of calculating the Asset Base so long as (x) ICS Terminals (UK) Limited remains a Wholly-Owned Subsidiary of any Borrower and such containers do not become subject to a Lien (other than
Permitted Liens) in favor of any Person (other than the Administrative Agent)
and (y) solely for the purposes of calculating the Asset Base, the sum of the
Net Book Values of all such containers owned by ICS Terminals (UK) London) shall not at any one time exceed Five Million Dollars ($5,000,000), and (ii) the net book value of refrigeration equipment owned by the Borrowers to be utilized with one or more refrigerated Containers owned by the Borrowers shall also be considered an Eligible Container for purposes of calculating the Asset Base subject to a maximum limit at any one time of Seven Million Five Hundred
Thousand Dollars ($7,500,000).

                  Eligible Investments. Book-entry securities, negotiable
instruments or securities represented by instruments in bearer or registered form, in which the Administrative Agent has a perfected security interest pursuant to Section 3.4(c), which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities;
provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of

                                      -18-

which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by S&P and "Prime-1" by Moody's;

                  (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by S&P and "Prime-1"
by Moody's;

                  (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (e) repurchase obligations with respect to any security
pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal)
described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated
"A-1+" by S&P and "Prime-1" by Moody's and long-term unsecured debt obligations are rated "AAA" by S&P and "Aaa" by Moody's;

                  (f) with the prior written consent of the Administrative
Agent, money market mutual funds registered under the Investment Company Act having a rating, at the time of such investment, from each of the Rating
Agencies in the highest investment category granted thereby; and

                  (g) any other investment as may be acceptable to the
Administrative Agent, as evidenced by the Administrative Agent's prior written consent to that effect.

                  Environmental Law. Any applicable local, state, federal, or other laws in the United States of America, or any other laws relating to the environment or natural resources or the regulation of releases or threatened releases of Hazardous Substances into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous
Substances, and all rules, orders and regulations currently promulgated thereunder.

                  Environmental Claim. Any and all administrative, regulatory or judicial actions, suits, orders, claims or proceedings against any Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to any
Borrower or any of its Subsidiaries under any such Environmental Law (for purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                                      -19-

                  Equipment Report. An Equipment Report signed by a responsible officer of the Borrowers and in substantially the form of Exhibit C hereto.

                  ERISA. The Employee Retirement Income Security Act of 1974, as
amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Loan Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  ERISA Affiliate. Each trade or business, whether or not
incorporated, which together with any Borrower or a Subsidiary of any Borrower would be deemed to be a "single employer" within the meaning of Section 414(b)
or (c) of the Code.

                  ERISA Event. Means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a
Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d)
of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower or any of their respective ERISA Affiliates from any Plan or
Multiemployer Plan; (e) the receipt by any Borrower or any of their respective
ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (g) the receipt by any Borrower or any of their respective
ERISA Affiliates of any notice, or the receipt by any Multiempoyer Plan from any
Borrower or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer
Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of their respective
Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any of their respective
Subsidiaries could otherwise be liable.

                  Eurocurrency Reserve Rate. For any day with respect to a LIBOR
Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency
Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

                                      -20-

                  Event of Default. The occurrence or existence of any of the events or conditions set forth in Section 13.1 hereof.

                  Existing Container Advance Rate. One of the following amounts:
(1) on the Closing Date and the initial Payment Date, the Closing Date Advance
Rate, or (2) for each Payment Date thereafter commencing April 20, 2005, an amount equal to the difference between (i) the Closing Date Advance Rate minus
(ii) the product of (x) the Existing Container Advance Decrease Rate and (y) the
number of full calendar quarters that have elapsed since the Closing Date.

                  Existing Container Advance Decrease Rate. One of the following amounts:

                  (1) on the Closing Date and all times thereafter until the
         Asset Value Adjustment Date, one percent (1%); and

                  (2) at all times on or after the Asset Value Adjustment Date, the amount determined on the Asset Value Adjustment Date in accordance with the following formula:

                                    1% x A/B

Where            A =       the sum of the Net Book Values of all Eligible
                           Containers owned by any Borrower on the Closing Date
                           calculated immediately prior to any approved increase
                           in such Net Book Values on the Asset Value Adjustment
                           Date; and
                 B =       the sum of the Net Book Values of all Eligible
                           Containers owned by any Borrower on the Closing Date
                           calculated immediately after giving effect to any
                           approved increase in such Net Book Values on the
                           Asset Value Adjustment Date.

                  Fair Market Value. With respect to any asset (including a
Container), shall mean the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of any Borrower or their Subsidiaries selling such asset.

                  Federal Bankruptcy Code. Title 11, United States Code as in
effect from time to time (and any successor thereto).

                  Fee Letter. That certain fee letter, dated as of November 3,
2004, by and among the Borrowers and the Administrative Agent.

                  Fees. Collectively, the Commitment Fee and the fees detailed in the Fee Letter.

                                      -21-

                  Finance Lease. Any lease that is classified as a "direct
financing lease" pursuant to GAAP.

                  Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

                  Fortis. Fortis Bank (Nederland) N.V., a naamloze vennootschap organized under the laws of the Kingdom of The Netherlands, and its successors.

                  Funding Date. Each date on which a Loan is made to the
Borrowers pursuant to the terms of the Loan Agreement.

                  GAAP or Generally Accepted Accounting Principles. Accounting
principles which are consistent with the principles promulgated or adopted from time to time by the Financial Accounting Standards Board, its committees and its predecessors, including applicable statements and interpretations issued by the
American Institute of Certified Public Accounting or its committees.

                  Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  Greybox Account. Bank account number 4074-8291 maintained by
TLI at Citibank N.A. and any replacement for such account established in accordance with the provisions of this Loan Agreement.

                  Gross Lease Revenues. All of the following: (i) all income
(without reduction for expenses or costs), calculated on a cash basis in accordance with GAAP, earned in connection with the ownership, use and/or operation of a Container, including, but not limited to, rental, handling, location, revenue, damage protection, interchange fees and other rental-related charges arising from leasing of such Container, and (ii) all Casualty Proceeds, indemnification proceeds and Sales Proceeds specifically relating to such container.

                  Hazardous Substances. Those substances or materials that are prohibited, limited or regulated by any Environmental Law.

                  Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement, forward commodity contract, commodity swap, commodity option or other similar agreement or arrangement to which one or more of the Borrowers (or any of their
Subsidiaries) at that time is a party, designed to protect the Borrowers (or such Subsidiary) against fluctuations in those interest rates, exchange rates, forward rates or commodity prices that normally arise in connection with the
Borrowers' ordinary course of business or as otherwise required to be entered into by one

                                      -22-

or more of the Borrowers (or any of their Subsidiaries) pursuant to, and in accordance with, the terms of any Loan Document.

                  High Yield Bonds. Any issuance by Container Holdings after the
Closing Date of notes or other debt securities in a private placement or public offering (including a Rule 144A offering or similar transaction) the proceeds of which are used by Container Holdings to refinance, in whole or in part, the
Seller Loan.

                  IO Disbursement Account. An account designated as such and established by the Borrowers pursuant to the terms of this Loan Agreement.

                  IO Distributable Amount. For any Payment Date, one or more of the following amounts, as adjusted in accordance with Section 3.1(c) hereof:

                  (A) if the Seller Loan is then outstanding, the amount of
         interest accrued and unpaid interest, and liquidated damages, on the then unpaid principal balance of such Seller Loan less any such amounts related to the Seller Loan that are then on deposit in the IO
         Disbursement Account; provided, however, that in calculating the amount payable pursuant to this clause (A), the unpaid principal balance of the Seller Loan used in such calculation shall not exceed Two Hundred
         Seventy Five Million Dollars ($275,000,000) and the interest rate per annum used in such calculation shall not exceed the lesser of (i)
         eleven and one half percent (11.5%) per annum and (ii) the sum of (x)
         eight and three-fourths percent (8-3/4%), plus (y) the product of (a)
         one-quarter percent (1/4%) times (b) the number of full three month periods that shall have elapsed since the Closing Date (calculated as of the next scheduled interest payment date under the Seller Loan); and

                  (B) if the High Yield Bonds are outstanding, the amount of interest accrued and unpaid interest, and liquidated damages, on the then unpaid principal balance of the High Yield Bonds; provided, however, that in calculating the amount payable pursuant to this clause
         (B), the unpaid principal balance of the High Yield Bonds used in such calculation shall not exceed Three Hundred Million Dollars
         ($300,000,000) and the interest rate per annum used in such calculation shall not exceed the greater of (i) ten percent (10%) per annum and
         (ii) such higher interest rate per annum as shall be acceptable to the
         Administrative Agent and the Required Lenders;

provided, however, that the IO Distributable Amount payable on any two consecutive Payment Dates shall in no event exceed, without the prior consent of the Administrative Agent, Fifteen Million Eight Hundred Twelve Thousand, Five
Hundred Dollars ($15,812,500).

                  Incentive Arrangements. Any (a) earn-out agreements, (b) stock appreciation rights, (c) "phantom" stock plans, (d) employment agreements, (e)
non-competition agreements and (f) incentive and bonus plans entered into by any
Borrower

                                      -23-

or any Consolidated Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses in connection with the Acquisition.

                  Indebtedness. As to any Person, without duplication, means (i)
all indebtedness (including principal, interest, fees and charges) of such
Person for borrowed money, (ii) all obligations of such Person in respect of letters of credit, bankers' acceptances, and bank guaranties issued for the account of such Person, (iii) all indebtedness of the types described in clause
(i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (A) the outstanding amount of such
Indebtedness and (B) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all capitalized lease obligations of such Person, (v) all Contingent
Obligations of such Person, (vi) as of any date of determination, all obligations under any interest rate hedging or under any similar type of agreement to the extent of the amount due if such agreement were to be terminated on such date of determination, and (vii) all obligations of such
Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted).

                  Independent Accountant. Any "Big 4" or other nationally
recognized accounting firm that is reasonably acceptable to the Administrative
Agent and that is independent with respect to the Borrowers and their
Subsidiaries within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

                  Intercompany Note. A promissory note evidencing intercompany loans made pursuant to Section 9.4(iv), substantially in the form of Exhibit R hereto.

                  Intercompany Subordination Agreement. This term shall have the meaning set forth in Section 11.17 hereof.

                  Interest Rate Hedging Agreement. A Hedging Agreement that
protects a Borrower against fluctuations in interest rates.

                  Interest Period. With respect to all or any relevant portion of any Loan, (a) initially, the period commencing on the Funding Date of such
Loan and ending on the close of business on the day preceding the immediately following Payment Date, and (b) thereafter, each period commencing on a Payment
Date and ending (i) for any Base Rate Loan, the day immediately preceding the next succeeding Payment Date; and (ii) for any LIBOR Rate Loan, the day
preceding the 1, 3 or 6 month anniversary of such Payment Date, as selected by the Borrowers and available to the Administrative Agent; provided

                                      -24-

that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that
         Interest Period shall be extended to the next succeeding LIBOR Business
         Day unless the result of such extension would be to carry such Interest
         Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (C) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR
         Business Day of a calendar month; and

                  (D) any Interest Period that would otherwise extend beyond the
         Legal Final Payment Date shall end on the Legal Final Payment Date.

                  Investments. Any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by any Person. In determining the aggregate amount of
Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital
(but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any
Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                  Lease. All leases or contracts for use or hire of a Container by a Lessee and a Borrower, as lessor, but only to the extent such lease or contract relates to a Container.

                  Legal Final Payment Date. The Payment Date occurring in
January 2012.

                  Lender Affiliate. With respect to any Lender, an Affiliate of such Lender.

                                      -25-

                  Lenders. Fortis and the other lending institutions listed on
Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15.

                  Lessee. Any obligor under a Lease.

                  LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative
Agent in its sole discretion acting in good faith.

                  LIBOR Rate. For any Interest Period with respect to a LIBOR
Rate Loan, the rate of interest equal to (i) the rate determined by the
Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market
Service (formerly known as the Telerate Service) as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate
(rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in
Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately
11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal
London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in
Dollars to leading European banks for a period of time comparable to such
Interest Period offered by major banks in New York City at approximately 11:00
a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that the
LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.

                  LIBOR Rate Loan. A Loan bearing interest calculated by
reference to the LIBOR Rate.

                  Lien. Any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute (other than any unauthorized notice filing for which there is not otherwise any underlying Lien or obligation), and any lease having substantially the same effect as the foregoing).

                                      -26-

                  Loan Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

                  Loan Documents. This Loan Agreement, any Hedging Agreement,
the Revolving Credit Notes, the Intercreditor Agreement, the Intercompany
Subordination Agreement, the Participation Agreement and the Security Documents.

                  Loan Request. This term shall have the meaning set forth in
Section 2.3.

                  Loans. The Closing Date Advance and the Post-Closing Advances.

                  Lockbox. A lockbox or post office box covered by a Lockbox
Agreement.

                  Lockbox Accounts. Bank accounts into which Gross Lease Revenue are deposited, and any bank account that is hereafter created in accordance with, and to perform the functions contemplated for "Lockbox Accounts" in accordance with the terms of this Loan Agreement.

                  Lockbox Agreement. Any letter agreement, in form and substance satisfactory to the Administrative Agent among a Lockbox Bank, TLI and the
Administrative Agent, as any such letter agreement may be amended, supplemented or modified from time to time in accordance with its terms.

                  Lockbox Bank. Any of the banks at which one or more Lockbox
Accounts are maintained.

                  Managed Fleet. Collectively, all of the containers managed by the Borrowers, including the Containers.

                  Management Fee. Collectively, the management fee and all other amounts payable to Container Holdings, pursuant to the terms of that certain intercompany management consulting agreement, dated November 3, 2004 by and among TLI, TOL and Container Holdings, as in effect on the date hereof.

                  Manager Report. A Manager Report signed by a responsible
officer of the Borrowers and in substantially the form of Exhibit D hereto.

                  Margin Stock. The term shall have the meaning provided in
Regulation U.

                  Material Adverse Effect. With respect to any event or
occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

                  (a) a material adverse effect on the business, financial
         condition or operations of the Borrowers taken as a whole; or

                                      -27-

                  (b) a material adverse effect on the ability of any Borrower to perform any of its monetary Obligations under any of the Loan
         Documents to which it is a party.

                  Moody's. Moody's Investor Service, Inc., or any successor
         thereto.

                  Multiemployer Plan. Any multiemployer plan, as defined in
Section 4001(a)(3) of ERISA with respect to which any Borrower or any of their respective ERISA Affiliates shall have any liability.

                  Net Book Value. With respect to any Container as of any date of determination, the difference of (x) an amount equal to the sum of (i) the
Original Equipment Cost of such Container, plus (ii) any increase in the Net
Book Value of such Container to be made on the Asset Value Adjustment Date, minus (y) the accumulated depreciation on such Container calculated in accordance with the Depreciation Policy in effect from time to time.

                  Non-Excluded Taxes.  Any taxes other than:

                  (i)      income taxes, branch profits taxes, franchise taxes
                           or any other tax imposed on the net income of the
                           Lender or the Administrative Agent under the laws of
                           the jurisdiction (or any political subdivision of
                           taxing authority thereof or therein) in which such
                           Lender or the Administrative Agent is organized or in
                           which the principal office or funding office of such
                           Lender or the Administrative Agent is located;

                  (ii)     any deduction, withholding or other imposition of
                           taxes that arises as a result of a present or former
                           connection between such Lender or the Administrative
                           Agent and the relevant jurisdiction imposing such
                           tax, including carrying on business in, having a
                           branch, agency or permanent establishment in, or
                           being resident in such jurisdiction but excluding any
                           such connection which arises solely as a result of
                           such Lender or the Administrative Agent having
                           executed, performed its obligations under or received
                           payment under any of the Loan Documents or otherwise
                           solely by virtue of the Loan Documents.

                  Non-U.S. Lender. This term shall have the meaning set forth in
Section 5.2.3.

                  Non-Wholly-Owned Subsidiary. As to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

                  Notes. The Revolving Credit Notes.

                                      -28-

                  Obligations. All indebtedness, obligations and liabilities of any of the Borrowers to any of the Lenders and the Administrative Agent,
individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or in respect of any Loan or any of the Revolving Credit Notes.

                  Original Equipment Cost. With respect to any Container, an amount equal to the sum of (i) the greater of (A) the vendor's or manufacturer's invoice price of such Container and (B) with respect to those Containers owned by the Borrowers on the Closing Date that were previously acquired by a Borrower through an asset purchase or other acquisition, the purchase price allocated to a Container by such Borrower in the acquisition of such Container, plus (ii)
reasonable and customary inspection, transport and initial positioning costs necessary to put such Container in service.

                  Outstanding. The aggregate outstanding principal amount of the
Loans as of any date of determination.

                  Participant. This term shall have the meaning set forth in
Section 15.4 hereof.

                  Participation Agreement. The participation agreement, dated as of November 3, 2004, among the Borrowers and the Administrative Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  Payment Date. The third Business Day following a Determination
Date, commencing January 27, 2005.

                  Payroll Account. Bank account number ____ maintained by TLI at
Citibank N.A. and any replacement for such account established in accordance with the provisions of this Loan Agreement.

                  PBGC. The Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  Permitted Business. The marine container leasing business and any business that is the same as or similar, reasonably related, complementary, ancillary or incidental to the marine container leasing business, including, but not limited to, the leasing of chassis. The container logistics business, the container purchase and resale business, and the static storage business, all as currently engaged in by Borrowers or their Subsidiaries on the Closing Date are also deemed to be a Permitted Business.

                  Permitted Disbursements. Any of the following, subject to the conditions and limitations set forth below:

                                      -29-

         (i)      to pay Direct Operating Expenses then due and owing including with respect to all containers included in the Managed Fleet;

         (ii)     to pay any Third Party Lease Payment Amount then due and
                  owing;

         (iii)    to pay Tier One Permitted Dividends;

         (iv)     to pay, or to pay a management fee equal to, selling, general and administrative expenses incurred by the Borrowers during such Collection Period; provided, that the aggregate amount of permissible payments be made in any Collection Period pursuant to this clause (iv) shall not exceed an amount equal to the budgeted selling, general and administrative expenses for such
                  Collection Period (which budgeted amount shall be (x)
                  increased by the amount by which the selling, general and
                  administrative expenses incurred by the Borrowers during the immediately prior Collection Period exceeded the estimate of the amount of the payment, or the management fee paid, to the
                  Borrowers for such Collection Period, and (y) decreased by the amount by which the selling, general and administrative
                  expenses incurred by the Borrowers during the immediately
                  prior Collection Period was less than the estimate of the
                  amount of the payment, or the management fee paid, to the
                  Borrowers for prior Collection Period; provided, that any
                  adjustment in the amount distributed for any Collection Period pursuant to this clause (iv) by reason of the operation of either subclause (x) or (y) above shall not affect the
                  calculation of any adjustment pursuant to either subclause (x)
                  or (y) above with respect to any future Collection Period);

         (v)      to fund capital expenditures to acquire additional Containers;
                  provided, however, that such capital expenditures shall not be a Permitted Disbursement (i) upon the expiration or
                  termination of the Revolving Credit Period, (ii) if a
                  Designated Event of Default is then continuing, or (iii) if after including the Eligible Containers to be acquired with such expenditure, the Aggregate Note Principal Balance exceeds the Asset Base;

         (vi)     to pay any post closing increase to the Purchase Price (as defined in the Stock Purchase Agreement) pursuant to either
                  Section 2.05 or 2.06 of the Stock Purchase Agreement; and

         (vii)    to pay any UBS Lease Termination Payments then due and
                  payable.

                  Permitted Dividend. Any of (i) any Tier One Permitted
Dividend, (ii) any Tier Two Permitted Dividend, (iii) any Tier Three Permitted
Dividend or (iv) the dividend contemplated in Section 3.6(b) hereof.

                  Permitted Holders. The Resolute Fund L.P., The Jordan Company,
L.P., Klesch & Company Limited, Edgewater Private

                                      -30-

Equity Fund III, L.P., Edgewater Private Equity Fund IV, L.P., Fairholme
Partners, L.P., Fairholme Ventures II, LLC, Fairholme Holdings, Ltd., JZ Equity
Partners plc and their respective Affiliates.

                  Permitted Liens. This term shall have the meaning set forth in
Section 9.3 hereof.

                  Permitted Securitization. A transaction pursuant to which (i)
one or more of the Borrowers and/or their respective Subsidiaries sells, conveys or otherwise transfers, or grants a security interest in, containers, leases and other related assets to a Special Purpose Vehicle or any other Person (other than the Borrowers or any of their respective Subsidiaries), (ii) such Special
Purpose Vehicle or such other Person issues Indebtedness (or interests therein)
that is secured by such containers, leases and other related assets, (iii) none of the Borrowers or any of their respective Subsidiaries has any obligation to maintain such entity's financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Permitted Securitization), (iv) none of the holders of the
Indebtedness shall have recourse to the Borrowers or any of their Subsidiaries for credit losses on leases or the inability of the containers, in each case subject to the Permitted Securitization, to generate sufficient cash flow to repay the Indebtedness issued by such entity and (v) in consideration for the sales or transfers referred to in clause (i) above, when aggregated with the proceeds of all substantially concurrent financings, the Borrowers receive a sufficient amount of cash proceeds to repay in full all of the Obligations or such lesser amount as shall be acceptable to the Administrative Agent and the
Required Lenders.

                  Person. An individual, any partnership, a corporation, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

                  Plan. Any employee pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Borrower or any of their respective ERISA Affiliates is an "employer" as defined in Section 3(5) of
ERISA.

                  Pledge Agreement. This term shall have the meaning provided in
Section 11.15.

                  Pledge Agreement Collateral. This term shall mean all of the
"Collateral" as defined in the Pledge Agreement.

                  Post-Closing Advance Rate. One of the following amount: (1)
for the period commencing on the Closing Date and ending on the last day of the
Revolving Credit Period, eighty percent (80%); or (2) for each Payment Date thereafter, an amount equal to the difference between (i) eighty percent (80%), minus (ii) the product of (x) one percent (1%), and (y) the number of full calendar quarters that have elapsed since the last day of the Revolving Credit
Period; provided, however, that (i) if any Container to be acquired with the proceeds of a Post-Closing Advance is not acquired by a Borrower either directly from the manufacturer thereof or from a Lessee in connection with a sale-

                                      -31-

leaseback transaction (so long as the average age of all containers included in such sale-leaseback does not exceed eighteen months), (ii) such Container is not being acquired by a Borrower in a transaction (or a series of related transactions) involving containers having a purchase price in excess of Ten
Million Dollars ($10,000,000), and (iii) the sum of all Containers then owned by all of the Borrowers collectively that were not acquired by a Borrower directly from the manufacturer thereof does not exceed Twenty Five Million Dollars
($25,000,000), then the Post-Closing Advance Rate applicable to such Containers shall be the Existing Container Advance Rate; and provided further, that the advance rate applicable to any Container in excess of the limitations set forth in clauses (ii) or (iii) that were not acquired by a Borrower directly from the manufacturer thereof or from a Lessee in connection with a sale-leaseback transaction (so long as the average age of all containers included in such sale-leaseback does not exceed eighteen months) and that does not comply with the provisions of either clause (ii) or (iii) in the above proviso shall be determined by the Administrative Agent.

                  Post-Closing Advances. Loans made or to be made by the Lenders to the Borrowers pursuant to Section 2.2 hereof.

                  Preferred Equity. With respect to the Capital Stock of any
Person means Capital Stock of such Person (other than common stock of such
Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital
Stock of any other class of such Person.

                  Public Equity Offering. An underwritten public offering of common stock of Container Holdings, any holding company of Container Holdings,
TLI, TOL or TOCC pursuant to a registration statement filed with the Securities and Exchange Commission (other than on Form S-8).

                  Purchased Entities. Transamerica Leasing Inc., Trans Ocean
Ltd., Transamerica Leasing do Brasil Ltda., Trans Ocean Container Corporation,
Spacewise Inc., Transamerica Leasing N.V., Transamerica Leasing SRL, ICS
Terminals (UK) Limited, Trans Ocean Regional Corporate Holdings, Transamerica
Leasing Pty. Ltd., Transamerica Leasing GmbH, Transamerica Leasing (HK) Ltd.,
Greybox Logistics Services Inc., Intermodal Equipment Inc., Greybox Services
Ltd. and Transamerica Leasing Limited.

                  Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Administrative Agent with respect to any Loan referred to in such Note.

                  Refinance. In respect of any security or Indebtedness, means to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. Refinanced and Refinancing shall have correlative meanings.

                                      -32-

                  Refinancing Event. Either of the following: (i) placement into the asset backed securities term market of notes sufficient to repay in full all of the Obligations (or such lesser amount as shall be acceptable to the
Administrative Agent), or (ii) a repayment in full from an alternate source of funds all of the Obligations (or such lesser amount as shall be acceptable to the Administrative Agent).

                  Refinancing Indebtedness. Any Refinancing by a Borrower or any
Subsidiary of Indebtedness incurred in accordance with clause (i), (vi), (vii),
(viii) or (xi) of Section 9.4, in each case that does not:

         (1)      have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such
                  Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest
                  relating to the Refinancing of such Indebtedness being
                  Refinanced; or

         (2)      create Indebtedness with: (a) a Weighted Average Life to
                  Maturity that is less than the Weighted Average Life to
                  Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

                  Register. This term shall have the meaning set forth in
Section 15.3.

                  Regulation T. Regulation T of the Board of Governors of the
Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

                  Regulation U. Regulation U of the Board of Governors of the
Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  Regulation X. Regulation X of the Board of Governors of the
Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  Related Assets. With respect to any Container, all of the
following: (i) all of a Borrower's right, title and interest in and to, but none of its obligations under, any agreement between such Borrower and the manufacturer of each such container pursuant to which such Borrower acquired a container from such manufacturer, and all amendments, additions and supplements hereafter made with respect thereto, (ii) all of a Borrower's right, title and interest in and to any Lease which such container is subject to from time to time, including all lease revenues accrued on or after the date specified in the
Stock Purchase Agreement, (iii) all right, title and interest of such Borrower in and to all payments, proceeds and other amounts which have accrued but have not been paid and (iv) all payments, proceeds and income of the foregoing or related thereto.

                                      -33-

                  Related Parties. With respect to any Person, such Person's
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

                  Required Lenders. As of any date of determination, any single
Lender or multiple Lenders having more than 50% of the sum of the portion of the
Aggregate Commitments unfunded at such date plus the aggregate outstanding principal amount of the Loans or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 13.2, any single or multiple Lenders holding in the aggregate more than 50% of the outstanding principal amount of the Loans; provided that the Commitment of, and the portion of the outstanding principal amount of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  Revolving Credit Note. This term shall have the meaning set forth in Section 2.4.

                  Revolving Credit Note Record. A Record with respect to a
Revolving Credit Note.

                  Revolving Credit Period. The period commencing on the Closing
Date and ending on the earlier to occur of (i) the date on which the Commitments are terminated pursuant to Sections 2.5 or 13.2 hereof, and (ii) the two year anniversary of the Closing Date.

                  Sales Proceeds. The net cash sale proceeds of a Container or other asset sold by a Borrower in accordance with the terms of this Loan
Agreement less:

                  (i) reasonable out-of-pocket expenses and fees relating to such sale (including, without limitation, legal, accounting and investment banking and other fees and sales commissions); provided, however, that no such investment banking fee shall be payable with respect to sales of Containers by a Borrower or any of its Subsidiaries made in the ordinary course of such Person's business;

                  (ii) repayment of, or any other payments made in respect of,
         Indebtedness that is secured by the property or assets that are the subject of such sale which (a) is required to be repaid in connection with such sale or (b) is paid in order to obtain a necessary consent to such sale;

                  (iii) appropriate amounts to be provided by a Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such sale and retained by such Borrower or such Subsidiary, as the case may be, after such sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such sale; and

                                      -34-

                  (iv) any portion of the purchase price from such sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such sale or otherwise in connection with such sale; provided, that upon the termination of such escrow, Sales Proceeds will be increased by any portion of funds in such escrow that are released to a Borrower or any of its Subsidiaries.

                  Security Agreement. This term shall have the meaning set forth in Section 11.8.

                  Security Documents. The Security Agreement, the Pledge
Agreement, the Lockbox Agreements and other instruments and documents, including, without limitation, Uniform Commercial Code financing statements (or documents of similar import) and filings made with the United States Patent and
Trademark Office and United States Copyright Office, required to be executed or delivered pursuant to any Security Document.

                  Seller Loan. The loan (including any Exchange Notes issued pursuant to the terms of such agreement) to Container Holdings evidenced by the senior subordinated credit agreement, dated as of November 3, 2004, among
Container Holding, Transamerica Accounts Holding Corporation, as agent, and the lenders named therein, as such agreement may be amended, modified or supplemented from time to time in accordance with the provisions of such agreement and the Loan Documents.

                  Senior Designated Officer. With respect to a Borrower, the
Chief Executive Officer, the President, the Chief Financial Officer or any Vice
President of such Borrower.

                  Special Purpose Vehicle. A corporation, partnership, trust, limited liability company or other entity that is formed by one or more of the
Borrowers or one of their Subsidiaries for the purpose of purchasing or financing assets of the Borrowers and/or its Subsidiaries pursuant to any
Permitted Securitization and that is designated as a "Special Purpose Vehicle"
in a written notice delivered to the Administrative Agent by the Borrowers.

                  Specialized Containers. All refrigerated containers, tank
containers, special purposes containers, open top containers, flat rack containers, bulk containers, high cube containers (other than 40' high cube dry containers), cellular palletwide containers and all other types of containers other than standard dry cargo containers.

                  S&P. Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or any successor thereto.

                  State. Any state of the United States of America.

                  Stock Purchase Agreement. That certain Stock Purchase
Agreement, dated as of July 10, 2004, by and between TA Leasing Holding Co, Inc.
and Klesch &

                                      -35-

Company Limited, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  Subsidiary. With respect to any Person shall mean and include
(i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii)
any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50 Capital
Stock at the time.

                  Systems/Organizational Establishment Expenses. The aggregate of all expenditures (whether paid in cash or accrued as liabilities) by
Container Holdings and the Consolidated Subsidiaries in financial, information technology and other similar systems of Container Holdings and its Consolidated
Subsidiaries.

                  TEU. The abbreviation used for twenty foot equivalent units.

                  Term Lease. A lease having an initial term of 36 months or greater.

                  Third Party Lease Payment Amount. As of any date of
determination, all amounts then owning to third party owners of containers included in the Managed Fleet (other than the Borrowers) in accordance with the terms of their respective management agreements.

                  Tier One Permitted Dividend.  Any of:

                  (i)   the payment of any dividend or other distribution or
         redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

                  (ii)  items described in clauses (i), (iv), (v), (vi),
         (viii),  (ix) and (xiv) of Section 9.5 hereof;

                  (iii) payments, advances or dividends to any direct or
         indirect parent entity of a Borrower to be used by such entity solely to pay its franchise taxes, directors fees, registration and reporting fees, fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters, fees and expenses of accountants and other fees, costs and expenses owing by it in the ordinary course of business; provided, that all such payments, advances or dividends are in an aggregate amount not to exceed $2.0 million in any fiscal year, and shall actually be used by such entity to pay such amounts;

                                      -36-

                 (iv) payments, advances or dividends to any direct or indirect parent entity of a Borrower to be used by such entity solely to pay indemnification payments to one or more of its officers and directors;

                  (v) dividends or distributions to any Borrower or any
         Subsidiary of any Borrower;

                  (vi) advances to any direct or indirect parent entity of a
         Borrower to be used by such entity solely to pay federal, state and local income taxes made no earlier than five days prior to the date on which such entity is required to make such payment in an amount not to exceed the aggregate tax liability of the Borrowers and their
         Subsidiaries for such calendar year determined as if the Borrowers and their Subsidiaries were a separate affiliated group (as defined in
         Section 1504 of the Internal Revenue Code of 1986, as amended) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments are actually paid by such entity to governmental entities and any payments made in connection with any tax-sharing agreement; and

                  (vii) cash payments in lieu of the issuance of fractional
         shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of a Borrower; provided, that any such cash payment shall not (A) be for the purpose of evading the limitations of
         Section 9.6 (as determined in good faith by the Board of Directors of the applicable Borrower), and (B) exceed one hundred thousand dollars
         ($100,000) in any fiscal year.

                  Tier Three Permitted Dividend.  Any of:

                  (i) the acquisition of any shares of Capital Stock (other than
         Disqualified Stock) of any Borrower, solely in exchange for other shares of Capital Stock (other than Disqualified Stock) of any
         Borrower;

                  (ii) an Investment either (i) solely in exchange for shares of
         Capital Stock (other than Disqualified Stock) of any Borrower or (ii)
         through the application of the net proceeds of a sale for cash (other than to a Subsidiary of a Borrower) of shares of Capital Stock (other than Disqualified Stock) of any Borrower within 60 days after such sale;

                  (iii) repurchases of Capital Stock deemed to occur upon
         exercise of stock options, warrants or other similar rights if such
         Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

                  (iv) the purchase, redemption or other acquisition or
         retirement for value of any Capital Stock of such Person owned by a
         Borrower or any Subsidiary of a Borrower;

                                      -37-

                  (v) Dividends made to effect a Permitted Securitization;
         provided, however, that no such distribution shall be made to Container
         Holdings pursuant to this clause (v); and

                  (vi) any Dividend made out of the net cash proceeds or the fair market value of other assets received by a Borrower from any
         Person (other than a Subsidiary of a Borrower) from the substantially concurrent sale of, or made by exchange for, Capital Stock (other than
         Disqualified Stock) of such Borrower or a substantially concurrent capital contribution received by a Borrower from its stockholders.

                  Tier Two Permitted Dividend.  Any of:

                  (i) the purchase, repurchase, retirement, redemption or other acquisition of shares of Capital Stock of a Borrower, any Subsidiary of a Borrower or any direct or indirect parent of a Borrower from employees, former employees, directors, former directors or consultants of a Borrower, any Subsidiary of a Borrower or any direct or indirect parent of a Borrower (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of a Borrower or of any direct or indirect parent of a Borrower under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed the lesser of (i) the sum of (x) $5 million and (y) the aggregate amount of Tier Two Permitted Dividends permitted (but not made) pursuant to this clause (i) in prior calendar years and (ii)
         $10.0 million; provided further, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by a Borrower or any direct or indirect parent of a Borrower after the Closing Date;

                  (ii) the payment of the Management Fee or payments, advances or dividends to any direct or indirect parent entity of a Borrower to be used by such entity solely to pay the Management Fee.

                  TLI. Transamerica Leasing Inc., a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.
After the closing of the Transactions, the name of Transamerica Leasing Inc.
will be changed to TAL International Container Corporation.

                  TOCC. Trans Ocean Container Corporation, a corporation
organized under the laws of the State of Delaware, and its successors and permitted assigns.

                  TOL. Trans Ocean Ltd., a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

                                      -38-

                  Transaction. All of the following, collectively: (i) the
consummation of the acquisitions set forth in the Stock Purchase Agreement, and
(ii) the entering into of the Loan Documents and the incurrence of the Closing
Date Advance.

                  Trust Account. A bank account established by the Borrowers in accordance with the provisions of Section 3.1 hereof.

                  Type. As to all or any portion of any Loan, its nature as a
Base Rate Loan or a LIBOR Rate Loan.

                  UBS Lease Agreement. The Equipment Lease Agreement
(Transamerica Loan Trust No. 1996-A) (L-2), dated December 30, 1996, between
State Street Bank and Trust Company of Connecticut, National Association, in its
capacity as owner trustee, as lessor, and Trans Ocean Container Corporation, as lessee. A true, complete and correct copy of such lease as in effect on the
Closing Date is attached as Exhibit I hereto.

                  UBS Lease Termination Payment. The early termination option payment(s) to be made by TOCC pursuant to the terms of the UBS Lease Agreement, which payouts as of the Closing Date are set forth on Schedule 5 hereto.

                  UCC. The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

                  Unfunded Current Liability. With respect to a Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                  Voting Stock. Stock or similar interests, of any class or
classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

                  Weighted Average Life to Maturity. When applied to any
Indebtedness at any date, means the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

                  (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                  (B) the number of years (calculated to the nearest
         one-twelfth) which will elapse between such date and the making of such payment.

                                      -39-

                  Wholly-Owned Subsidiary. As to any Person, (i) any corporation
100% of whose Capital Stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more
Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such
Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Capital Stock at such time (other than director's qualifying shares and/or other nominal amounts of interests required by applicable law to be held by
Persons other than such Person).

                  Withdrawal Liability. Liability to a Multiemployer Plan as a
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan
         Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or
         modification to such law.

                  (d) A reference to any Person includes its permitted
         successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes", and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP,
         which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the terms "instrument" and "chattel paper" being that defined under
         Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." or Section refers to that section of this Loan Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

                                      -40-

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Loan Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Loan Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent, the Lenders and the Borrowers
         and are the product of discussions and negotiations among all parties.
         Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the
         Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                  2. THE CLOSING DATE ADVANCE AND NEW CONTAINER ADVANCES.

                  2.1. CLOSING DATE ADVANCE. Subject to the terms and conditions set forth in this Loan Agreement, each Lender severally agrees to make a Loan to the Borrowers collectively on the Closing Date in an amount equal to its Commitment Percentage of an amount equal to the lesser of
         (A) Eight Hundred Twenty Million Dollars ($820,000,000), and (B) the
         Asset Base on the Closing Date.

                  2.2. POST-CLOSING LOAN. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Post-Closing Advance") to the Borrowers from time to time, on any Business Day during the Revolving Credit Period; provided, however, that after giving effect to all amounts requested, the Aggregate Note
         Principal Balance shall not exceed the lesser of (i) Aggregate
         Commitments and (ii) the Asset Base, calculated after giving effect to the Eligible Containers, if any, to be acquired with the proceeds of such Post-Closing Advance. Post-Closing Advances shall be LIBOR Rate
         Loans or under the circumstances set forth in Section 5.4 or Section
         5.5 hereof, a Base Rate Loan.

                  2.3. REQUESTS FOR LOAN. The Borrowers shall give to the
         Administrative Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in a writing in the form of Exhibit E hereto) of each Loan requested hereunder (a "Loan Request") no later than 3:00 p.m. (Amsterdam time) three (3) LIBOR Business Days prior to any proposed Funding Date. Each such Loan Request shall specify (i) the principal amount of the Loan requested, (ii) the proposed Funding Date of such Loan and (iii) the Interest Period for such

                                      -41-

         Loan Advance. Each Loan Request shall be irrevocable and binding on the
         Borrowers and shall obligate the Borrowers to accept the Closing Date
         Advance or Post-Closing Advance, as the case may be, requested from the
         Lenders on the proposed Funding Date. Each Loan Request shall be in a minimum aggregate amount of $2,500,000. No Loan Request shall be permitted to request any Loan on or after the Availability Termination
         Date, on which date any unfunded portion of the Commitments shall terminate, automatically and without notice or action of any kind.

                  2.4. THE REVOLVING CREDIT NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit F hereto (each a "Revolving Credit Note"), dated as of the
         Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's
         Commitment to make Loans or, if less, the outstanding amount of all
         Closing Date Advances and Post-Closing Advances made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Funding Date of any Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit
         Note, an appropriate notation on such Lender's Revolving Credit Note
         Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence absent manifest error of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note
         Record shall not limit or otherwise affect the obligations of the
         Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                  2.5. TERMINATION OR REDUCTION OF COMMITMENTS. The Borrowers
         may, upon notice to the Administrative Agent, terminate the Aggregate
         Commitments, or from time to time permanently reduce the Aggregate
         Commitments; provided that (i) any such notice shall be received by the
         Administrative Agent not later than 3:00 p.m. (Amsterdam time) three
         (3) Business Days prior to the date of termination or reduction, (ii)
         any such partial reduction shall be in an aggregate amount of
         $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and
         (iii) the Borrowers shall not terminate or reduce the Aggregate
         Commitments prior to the Availability Termination Date if, after giving effect thereto and to any concurrent prepayments hereunder, the
         Aggregate Note Principal Balance would exceed the Aggregate
         Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate
         Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Commitment
         Percentage. All fees accrued until the effective date

                                      -42-

         of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction.

                  2.6. REPAYMENT OF PRINCIPAL OF LOANS. (a) Subject to the
         provisions of Section 13.1 hereof relating to the acceleration of the
         Revolving Credit Notes and the other Obligations hereunder, the
         Borrowers shall pay to each Lender on each Payment Date, solely from funds released from the Trust Account on such Payment Date in accordance with the priority of payments set forth in Section 3.1(c)
         hereof and solely to the extent payable thereunder pursuant to Section
         3.1(c), as a principal payment on its Revolving Credit Note in an amount equal to its pro rata share of (i) the Asset Base Deficiency (if any) for such Payment Date and (ii) any amount required to be repaid in accordance with the provisions of Section 4.2.1 hereof. The unpaid principal balance of, and all accrued interest and other amounts owing on, or with respect to, the Revolving Credit Notes shall be payable in full on the earlier to occur of (x) the Legal Final Maturity Date and
         (y) the date on which the Revolving Credit Notes and the other
         Obligations have been declared due and payable in accordance with the provisions of Section 13.1 hereof.

                  2.7. FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT.
         Unless the Administrative Agent shall have received notice from a
         Lender prior to the proposed Funding Date that such Lender will not make available to the Administrative Agent such Lender's share of such requested Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections
         2.1 or 2.2, as the case may be, and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable requested Loan available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to, but excluding, the date of payment to the Administrative Agent, at, in the case of a payment to be made by such Lender, the greater of the Federal Funds
         Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's portion of the requested Loan.

                  2.8. FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender
         makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the provisions of this Loan
         Agreement, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Loan set forth in Sections 11 and 12 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                                      -43-

                  2.9. OBLIGATIONS OF LENDERS SEVERAL. The obligations of the
         Lenders hereunder to make Loans and to make payments pursuant to this
         Loan Agreement are several and not joint. The failure of any Lender to make any Loan or to make any payment under this Loan Agreement on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under this Loan Agreement.

                  2.10. JOINT AND SEVERAL OBLIGATION. Each of the Borrowers
         hereby agrees that it is jointly and severally liable for all of the
         Obligations, regardless of the actual allocation of the proceeds of the
         Loans among the Borrowers. Each of the Borrowers accepts joint and several liability for all Obligations hereunder in consideration of the financial accommodation to be provided by the Lenders to each of the
         Borrowers under this Loan Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings by each other Borrower to accept joint and several liability for the Obligations.

                  Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligations.

                  The obligations of each Borrower under the provisions of this
         Section 2.10 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Loan
         Agreement or any other Loan Document against any other Borrower or any other circumstances whatsoever that under applicable law might constitute a defense to the joint and several Obligations of such other
         Borrower.

                  Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Obligations incurred hereunder or under any other
         Loan Document, notice of the occurrence of any Default or Event of
         Default, or of any demand for any payment hereunder or any other Loan
         Document, notice of any action at any time taken or omitted by the
         Administrative Agent or any Lender under or in respect of any of the
         Obligations, any requirement of diligence and,

                                      -44-

         generally, all demands, notices and other formalities of every kind in connection with the Obligations, this Loan Agreement or any other Loan
         Document. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the
         Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by any
         Borrower in the performance or satisfaction of any term, covenant, condition or provision hereunder or under this Loan Agreement or any other Loan Document, any and all other indulgences whatsoever by the
         Administrative Agent or any Lender in respect of any of the
         Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the
         Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any
         Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.10, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.10, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or the other Lender. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any other Borrower.

                  The provisions of this Section 2.10 are made for the benefit of the Administrative Agent and each Lender and their successors and assigns, and may be enforced by such party from time to time against any Borrower as often as occasion therefore may arise and without requirement on the part of the Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.10 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the

                                      -45-

         Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this
         Section 2.10 will forthwith be reinstated in effect, as though such payment had not been made.

                  2.11. REVOLVING CREDIT FACILITY. The credit facility evidenced by this Loan Agreement is a revolving credit facility. Accordingly, the
         Borrowers will, subject to compliance with the terms of this Loan
         Agreement, have the right during the Revolving Credit Period to reborrow any amounts repaid to the Lenders in accordance with the terms of this Loan Agreement.

                  3. COLLECTION AND DISBURSEMENTS OF FUNDS.

                  3.1. TRUST ACCOUNT.

                  (a) Within thirty (30) days after the Closing Date, the
         Borrowers will establish and maintain the Trust Account with a bank or trust company acceptable to the Administrative Agent, which account shall be under the "control" (as defined in the UCC) of the
         Administrative Agent for the benefit of the Lenders.

                  (b) The Borrowers shall not change the location of the Trust
         Account without the prior written consent of the Administrative Agent in each instance.

                  (c) On each Payment Date, the Administrative Agent, based on the Manager Report, shall distribute an amount equal to the sum of: (1)
         all amounts transferred to the Trust Account from the Concentration
         Account on the immediately preceding Business Day in accordance with the provisions of Section 3.2 hereof, and (2) any earnings on investments in the Trust Account that were credited to the Trust
         Account during the related Collection Period (the sum of (1) and (2), the "Distributable Cash Flow"), shall be distributed to the following
         Persons in the following order of priority, with no payment being made toward any item unless and until all prior items have been fully satisfied:

                      (i) An amount equal to the sum of (A) interest payments
                  then due and owing on the Revolving Credit Notes, (B) all
                  Commitment Fees then due and owing, (C) the Agent Fee then due and owing, and (D) all regularly scheduled payments (excluding termination payments) on any Hedging Agreement(s) then due and owing, all such payments to be paid on a pari passu basis;

                      (ii) One of the following amounts:

                           (A) If no Acceleration Event has occurred and is
                      continuing to pay, on a pari passu basis, (i) termination
                      payments (if any) on any Interest Rate Hedging Agreement
                      maintained by the Borrowers in accordance with the terms
                      of the Loan Documents, and (ii) the principal balance of
                      the Revolving Credit

                                      -46-

                      Notes in an amount sufficient to ensure that, after giving effect to such payment, no Asset Base Deficiency is then
                      continuing; or

                           (B) If an Acceleration Event has occurred and is
                      continuing to pay, on a pari passu basis, (i) termination
                      payments (if any) on any Interest Rate Hedging Agreements
                      maintained by the Borrowers in accordance with the terms
                      of the Loan Documents, and (ii) the then Aggregate Note
                      Principal Balance until such balance is reduced to zero.

                      (iii) To the extent that no Designated Event of Default is then continuing or would result from such payment, to the IO
                  Disbursement Account the amount of the IO Distributable Amount for such Payment Date and, if the due date for the next
                  succeeding interest payment on the Seller Loan and/or the High
                  Yield Bonds will occur prior to the next succeeding Payment
                  Date, the amount of the IO Distributable Amount will be
                  increased by the interest to be accrued from the current
                  Payment Date to the due date of such interest payment on the
                  Seller Loan and/or the High Yield Bonds, as the case may be;

                      (iv) To the extent that no Designated Event of Default is
                  then continuing or would result from such payment, (A) in
                  payment of the Management Fee then due and payable, and (B)
                  without duplication of the amount set forth in clause (A), the aggregate amount of Tier Two Permitted Dividends that are to be paid during the period commencing on such Payment Date and terminating on the next following Payment Date;

                      (v) To the Administrative Agent and the Lenders, to pay
                  any increased cost, indemnities, taxes and other amounts then due and owing pursuant to the terms of the Loan Documents, including Sections 5.6, 5.7, 5.9 or 16.3 hereof;

                      (vi) All remaining Distributable Cash Flow to be used to
                  repay the unpaid principal balance of the Revolving Credit
                  Notes until the Aggregate Note Principal Balance has been
                  reduced to zero; and

                      (vii) To the Borrowers in equal amounts, any remaining
                  Distributable Cash Flow.

If the amounts to be distributed on any Payment Date are not sufficient to make payment in full to the Lenders with respect to any of the clauses described in
Section 3.1(c) above, then payments to Lenders pursuant to any such clause will be allocated among such Lenders on a pro rata basis based on the amount payable to each such Lender pursuant to each such clause.

3.2.              CONCENTRATION ACCOUNT.

                                      -47-

                  (a) On or prior to the Closing Date, TLI shall establish the
         Concentration Account with Citibank N.A. for the purpose of (i)
         receiving periodic transfers of funds from the Lockbox Account and all other cash remittances received by the Borrowers in the ordinary course of business, (ii) funding disbursements to be made from each of the
         Accounts Payable Account and the Payroll Account and (iii) receiving and/or transferring funds to the Greybox Account. Each of the
         Concentration Account, the Accounts Payable Account and the Payroll
         Account shall be titled exclusively in the name of TLI and, at all times during the term of this Loan Agreement, TLI will cause each such account to be under the "control" (as defined in the UCC) of the
         Administrative Agent.

                  (b) TLI shall be permitted to withdraw, from time to time, funds from the Concentration Account in order to fund Permitted
         Disbursements, which Permitted Disbursements may be paid directly from the Concentration Account or paid from either the Accounts Payable
         Account or the Payroll Account with funds transferred from the
         Concentration Account.

                  (c) On the Business Day preceding each Payment Date, TLI shall transfer from the Concentration Account to the Trust Account funds in an amount equal to the excess of (i) all funds received in, and investment earnings credited to, the Concentration Account during the immediately preceding Collection Period, over (ii) the sum of (x) all
         Permitted Disbursements made from the Concentration Account during such
         Collection Period, and (y) Five Million Dollars ($5,000,000).

                  3.3. LOCKBOX ACCOUNTS.

                  (a) Each Lockbox Bank shall be instructed by TLI to transfer to the related Lockbox Account, on a daily basis, all items received in the applicable Lockbox and to remit to the Concentration Account, on a daily basis (but subject to the Lockbox Bank's customary funds availability schedule), all amounts deposited in the Lockbox Accounts maintained with such Lockbox Bank. Upon the occurrence and continuation of a Designated Event of Default, the Administrative Agent is hereby authorized and empowered, as the TLI's attorney-in-fact, to endorse any item deposited in a Lockbox or presented for deposit in any Lockbox
         Account requiring the endorsement of TLI, which authorization is coupled with an interest. Each Lockbox Account shall be subject to the
         "control" of the Administrative Agent within the meaning of the UCC.

                  (b) TLI may, from time to time after the Closing Date,
         designate a new account as a Lockbox Account (and a new lockbox or post office box relating thereto as a Lockbox), and such account shall become a Lockbox Account (and the bank at which such account is maintained shall become a Lockbox Bank, and such lockbox or post office box shall become a Lockbox for purposes of this Loan Agreement);
         provided that the Administrative Agent shall have received not less than ten (10) Business Days' prior written notice of the account (and related lockbox or post office box) and/or the bank that are proposed to be added and, not less

                                      -48-

         than five (5) Business Days prior to the effective date of any such proposed addition, the Administrative Agent shall have received (i) an executed acknowledgment from such bank in form and substance to the
         Administrative Agent establishing the "control" of the Administrative
         Agent over such post office box and/or lockbox account and (ii) copies of all other agreements and documents signed by the new bank or such other parties with respect to such Lockbox.

                      (i) TLI may, from time to time after the Closing Date,
                  terminate an account as a Lockbox Account; provided that no such termination shall occur unless the Administrative Agent shall have received not less than five (5) Business Days'
                  prior written notice of the account and/or the bank that are proposed to be terminated, and prior to the effective date of any such proposed termination, the Administrative Agent shall have received counterparts of an agreement, duly executed by the applicable bank and reasonably satisfactory in form and substance to the Administrative Agent; establishing the
                  "control" of the Administrative Agent over such post office box and/or lockbox account.

                  3.4.   INVESTMENTS.

                  (a) Funds which may at any time be held in the Concentration
         Account, the IO Disbursement Account or the Trust Account may be
         invested and reinvested by TLI in one or more Eligible Investments in the manner specified in Section 3.4(c) hereof.

                  (b) Each investment made pursuant to this Section 3.4 on any date shall mature not later than the Business Day immediately preceding the Payment Date next succeeding the day such investment is made, except that any investment made on the day preceding a Payment Date shall mature on such Payment Date.

                  (c) Subject to the other provisions hereof, the Administrative
         Agent shall have sole "control" (as defined in the UCC) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Administrative Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Administrative Agent.

                  (d) All monies on deposit in the Concentration Account, the IO
         Disbursement Account and the Trust Account, together with any deposits or securities in which such moneys may be invested or reinvested, and any gains from such investments, shall constitute Collateral.

                                      -49-

                  3.5. GENERAL PROVISIONS REGARDING LOCKBOX ACCOUNT,
                       CONCENTRATION ACCOUNT, ACCOUNTS PAYABLE ACCOUNT, PAYROLL
                       ACCOUNT AND IO DISBURSEMENT ACCOUNT.

                  (a) TLI shall cause each such depository institution or trust company maintaining any of the Lockbox Account, the Concentration
         Account, the Accounts Payable Account, the IO Disbursement Account and
         the Payroll Account to execute a written agreement, in form and substance satisfactory to the Administrative Agent. TLI shall give the
         Administrative Agent at least five (5) Business Days' prior written notice of any change in the location of any Lockbox Account,
         Concentration Account, Accounts Payable Account, the IO Disbursement
         Account and Payroll Account or in any related account information.
         Anything herein to the contrary notwithstanding, unless otherwise consented to by the Administrative Agent in writing, TLI shall have no right to change the location of any such account.

                  (b) Upon the written request of the Administrative Agent, TLI shall cause, at the expense of the Administrative Agent, the depository institution at which any account is located to forward to the
         Administrative Agent copies of all monthly account statements for each of the Lockbox Account, Concentration Account, Accounts Payable
         Account, the IO Disbursement Account and Payroll Account.

                  (c) If at any time TLI wishes to transfer an existing account or establishes a new account, TLI shall notify the Administrative Agent of such fact and shall establish within five (5) Business Days of such determination, in accordance with paragraph (a) of this Section 3.5, a successor account thereto at another depository institution or trust company acceptable to the Administrative Agent and shall establish successor accounts. TLI shall cause such depository institution to execute a written agreement under terms provided for in paragraph (a)
         of this Section.

                  3.6. IO DISBURSEMENT ACCOUNT.

                  (a) Within thirty (30) days after the Closing Date, the
         Borrowers will establish and maintain the IO Disbursement Account with a bank or trust company acceptable to the Administrative Agent, which account shall be under the "control" (as defined in the UCC) of the
         Administrative Agent for the benefit of the Lenders.

                  (b) On each Payment Date, amounts will be deposited into the
         IO Disbursement Account in accordance with priority of payments set forth in Section 3.1(c) hereof. All amounts on deposit in the IO
         Disbursement Account shall be made available to the Borrowers on the due date of each interest payment on the Seller Loan and /or the High
         Yield Bonds, as the case may be, to be used as a permitted dividend to
         Container Holdings.

                                      -50-

                  4. PROVISIONS APPLICABLE TO ALL LOANS.

                  4.1. INTEREST ON LOANS.

                  4.1.1. INTEREST RATES. (a) Except as otherwise provided in
         Section 5.10, the Loans shall bear interest during each Interest Period relating to all or any portion of the Loans at the following rates:

                         (i) To the extent that all or any portion of a Loan
                  bears interest during such Interest Period at the Base Rate, such Loan or such portion shall bear interest during such
                  Interest Period at the rate per annum equal to the sum of (i)
                  the Applicable Margin and (ii) the Base Rate in effect from time to time.

                         (ii) To the extent that all or any portion of a Loan
                  bears interest during such Interest Period based on the LIBOR
                  Rate, such Loan or such portion shall bear interest during such Interest Period at a rate per annum equal to the sum of
                  (i) the LIBOR Rate and (ii) the Applicable Margin.

         The Borrowers promise to pay interest on the Loans or any portion thereof outstanding during each Interest Period in arrears on each
         Payment Date.

                  (b) In no event shall the interest charged with respect to a
         Loan exceed the maximum amount permitted by applicable law. If at any time the interest rate charged with respect to a Loan exceeds the maximum rate permitted by applicable law, the rate of interest to accrue pursuant to such Loan shall be limited to the maximum rate permitted by applicable law.

                  4.1.2. AMOUNTS. Any portion of the Loans bearing interest
         based on the LIBOR Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to a Loan or any portion thereof bearing interest at the LIBOR
         Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of such Loan is to be made.

                  4.2. MANDATORY REPAYMENTS OF THE LOANS.

                  4.2.1. REPAYMENTS IN CONNECTION WITH THE ASSET BASE. On each
         Payment Date, the Borrowers shall, out of the funds released from the
         Trust Account on such Payment Date pursuant to Section 3.1(c), repay the Loans to the extent of remaining Distributable Cash Flow available for such purposes pursuant to clause (vi) of Section 3.1(c) hereof. Any such repayment pursuant to the provisions of this Section 4.2.1 shall not be subject to the provisions of Section 4.3 hereof.

                  4.2.2. APPLICATION OF PAYMENTS. All payments made pursuant to
         Section 4.2.1 or Section 4.3, and all applications of funds released from the Trust Account

                                      -51-

         on any Payment Date and applied pursuant to Section 3.1(c)(iii) and
         3.1(c)(vii), shall be applied pro rata among the Existing Container
         Advance and the Post-Closing Advances.

                  4.3. OPTIONAL PREPAYMENT OF LOANS. The Borrowers shall have the right at any time to prepay one or more of the Loans on or before the Legal Final Payment Date, as a whole, or in part, upon delivery of written notice to the Administrative Agent not later than 1:00 p.m.
         (New York City time) on the Business Day prior to such prepayment, without premium or penalty, provided that (a) each partial prepayment shall be in the principal amount of $2,500,000 or multiples of $500,000 in excess thereof and (b) in the event that any LIBOR Rate Loan is prepaid at any time other than the end of an Interest Period applicable thereto (a "Breakage Prepayment"), the Borrowers shall pay, upon demand, to each Lender an amount equal to such Lender's Breakage Cost.
         The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's
         Commitment Percentage of such prepayment. Any prepayment of principal of a Loan shall include all interest accrued to the date of prepayment.
         Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentages.

                  4.4. PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE
         AGENT. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the
         Administrative Agent for the account of the Lenders hereunder that the
         Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the
         Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal
         Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 4.5 shall be conclusive, absent manifest error.

                  4.5. SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or and accrued interest thereon greater than its pro rata share thereof as provided herein, then the
         Lender receiving such greater proportion shall (a) notify the
         Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments

                                      -52-

         as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

                  (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Loan Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any of their Affiliates (as to which the provisions of this Section shall apply).

                  The Borrowers consent to the foregoing and agree, to the
         extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

                  4.6. FUNDING SOURCE. Nothing herein shall be deemed to
         obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                  5. CERTAIN GENERAL PROVISIONS.

                  5.1. FEES.

                  5.1.1. COMMITMENT FEE. The Borrowers agrees to pay on each
         Payment Date during the Revolving Credit Period to the Administrative
         Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Commitment
         Fee") calculated at the rate of one half of one percent (0.50%) per annum on the average daily amount during the related Collection Period by which the Aggregate Commitment in respect of the Loan exceeds the
         Aggregate Note Principal Balance during such calendar quarter. The
         Commitment Fee shall be payable in arrears on each Payment Date for the immediately preceding Collection Period commencing on the first such date following the date hereof, with a final payment on the expiration or termination of the Revolving Credit Period.

                  5.1.2. OTHER FEES. The Borrowers shall pay to the
         Administrative Agent for its own account fees in the amount and at the times specified in the Fee Letter.

                                      -53-

         Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrowers shall also pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  5.2. FUNDS FOR PAYMENTS.

                  5.2.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of
         principal, interest, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or
         at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Rotterdam, The
         Netherlands time or other local time at the place of payment) and in immediately available funds. The Borrowers hereby authorize the
         Administrative Agent to effect all payments due hereunder or under any of the other Loan Documents when due by directly withdrawing such funds from the Trust Account or any other accounts as the Borrowers shall maintain with the Administrative Agent, without any prior notice from the Administrative Agent to the Borrowers. The Administrative Agent
         agrees to notify the Borrowers following any such payment.

                  5.2.2. NO OFFSET, ETC.

                  (a) Subject to Section 5.2.3, all payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes (including interest, penalties and additions to tax), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any Non-Excluded Taxes are imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative
         Agent, for the account of the Lenders or (as the case may be) the
         Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the
         Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such Non-Excluded Taxes been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers under such other Loan
         Document.

                                      -54-

                  (b) In addition, the Borrowers agree to pay to the relevant
         Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder ("Other Taxes").

                  (c) Subject to Section 5.2.3, the Borrowers agree to indemnify the Lenders and the Administrative Agent for the full amount of
         Non-Excluded Taxes (including additional amounts with respect thereto)
         and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the
         Lenders or the Administrative Agent, as the case may be, shall have provided the Borrowers with evidence, reasonably satisfactory to the
         Borrowers, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

                  (d) Any Lender or the Administrative Agent that becomes
         entitled to the payment of additional amounts pursuant to Section
         5.2.2(a) shall use reasonable efforts (consistent with applicable law)
         to file any document reasonably requested by the relevant Borrower or, if a Lender, to change the jurisdiction of its applicable lending office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender or the Administrative
         Agent, as applicable, be disadvantageous to it.

                  (e) If a Lender or the Administrative Agent receives any
         refund with respect to taxes for which the Borrowers have paid any additional amounts pursuant to Section 5.2.2(a)U, then such Lender or the Administrative Agent, as applicable, shall promptly pay to the
         Borrowers the portion of the sum of such refund and any interest received with respect thereto as it determines, in its reasonable, good faith judgment, will leave it, after such payment, in no better or worse financial position than it would have been absent the imposition of such taxes and the payment of such additional amounts pursuant to
         Section 5.2.2(a)U; provided, however, that (i) the Borrowers agree to promptly return any amount paid to the Borrowers pursuant to this
         Section 5.2.2(d)U upon notice from such Lender or the Administrative
         Agent, as applicable, that such refund or any portion thereof is required to be repaid to the relevant taxing authority, (ii) nothing in this Section 5.2.2(e) shall require a Lender to disclose any confidential information to the Borrowers (including, without limitation, its tax returns), and (iii) no Lender shall be required to pay any amounts pursuant to this Section 5.2.2(e) at any time which a
         Default or Event of Default exists.

                  (f) If the Borrowers determine in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes for which additional amounts have been paid pursuant to Section 5.2.2(a), the relevant
         Lender or Administrative

                                      -55-

         Agent (to the extent such Person reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrowers in challenging such Non-Excluded Taxes, at the Borrowers' expense, if so requested by the Borrowers in writing.

                  5.2.3. NON-U.S. LENDERS. Each Lender and the Administrative
         Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for U.S. federal income tax purposes (a "Non-U.S. Lender")
         hereby agrees that it shall, prior to the date of the first payment by the Borrowers hereunder to be made to such Lender or the Administrative
         Agent or for such Lender's or the Administrative Agent's account (and thereafter when required to the extent it is legally entitled to do
         so), deliver to the Borrowers and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code, including (a) two (2) duly completed copies of
         Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by the Code, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt from
         United States federal withholding tax under a provision of an applicable tax treaty or (b) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms specified in clause (a) and that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the
         Administrative Agent and the Borrower and to the effect that (i) such
         Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a
         controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8BEN; provided, that an Administrative Agent that delivers the forms and certificate provided in clause (b) above must also deliver to the Borrowers two accurate, complete and signed copies of either Internal Revenue Service
         Form W-8BEN or W-8ECI, or, in each case, an applicable successor form, establishing a complete exemption from withholding of U.S. federal income tax imposed on the payment of any fees to such Administrative
         Agent. Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event

                                      -56-

         (including the passage of time) requiring the delivery of a Form W-8BEN or Form W-8ECI in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN or Form W-8ECI, as applicable (or any successor forms thereto). For any period with respect to which such Lender or Administrative Agent has failed to provide the Borrowers with the appropriate form or other relevant document pursuant to this Section 5.2.3 establishing a complete exemption from U.S. federal withholding tax (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such
         Lender or Administrative Agent shall not be entitled to any "gross-up"
         of Taxes or indemnification under Section 5.2.2 with respect to
         Non-Excluded Taxes or Other Taxes imposed by the United States;
         provided, however, that should such a Lender or Administrative Agent, which is otherwise exempt from a withholding tax, become subject to
         Non-Excluded Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such
         Lender or Administrative Agent shall reasonably request, at such
         Lender's or Administrative Agent's expense, to assist such Lender or
         Administrative Agent to recover such Non-Excluded Taxes or Other Taxes.

                  5.3. COMPUTATIONS. All computations of interest on the Loans and of Fees shall be based on a 360-day year (or 365 day year with respect to interest calculations on Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate
         Loans, whenever a payment hereunder or under any of the other Loan
         Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of any Revolving Credit Note as reflected on its Record from time to time shall, absent manifest error, be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers to the contrary.

                  5.4. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate
         Loan, any Lender shall determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR
         Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining their
         LIBOR Rate Loans during such period, such Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower and the Administrative Agent. In such event (i) any Loan Request with respect to LIBOR Rate Loans shall be automatically

                                      -57-

         withdrawn and shall be deemed a request for Base Rate Loans, (ii) each
         LIBOR Rate Loan will automatically, on the last day of the then current
         Interest Period relating thereto, become a Base Rate Loan, and (iii)
         the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers and the Lenders and each Base Rate Loan shall automatically convert to a LIBOR Rate
         Loan on the last day of the then current Interest Period.

                  5.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any
         Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers, the
         Administrative Agent and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans shall forthwith be suspended until such time as the condition giving rise to such illegality no longer exists and (b) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest
         Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. If the
         Administrative Agent determines that the condition giving rise to such illegality no longer exists, the Administrative Agent shall promptly notify the Borrowers and the Lender, and each Base Rate Loan shall automatically convert to a Libor Rate Loan on the last day of the current Interest Period.

                  5.6. ADDITIONAL COSTS, ETC. If any present or future
         applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law)
         against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any
         Lender, or

                                      -58-

                  (b) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Loans, such Lender's Commitment or any class of loans or commitments of which any of the Loans form a part, and the result of any of the foregoing is

                        (i) to increase the cost to any Lender of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans, or

                        (ii) to reduce the amount of principal, interest, or
                  other amount payable such Lender or the Administrative Agent hereunder on account of such Lender's Commitment or any of the
                  Loans, or

                        (iii) to require such Lender or the Administrative Agent
                  to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder,

         then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the
         Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum (other than taxes which shall be treated exclusively pursuant to Section 5.2.2).

                  The failure or delay on the part of any Lender to demand
         compensation for any increased costs shall not constitute a waiver of such Lender's right to demand such compensation; provided, that no
         Borrower shall be under any obligation to compensate any Lender under this Section 5.6 for any increased costs with respect to any period prior to the date that is 120 days prior to such request if such Lender knew of the circumstances giving rise to such increased costs and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs.

                  5.7. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the
         Administrative Agent or any corporation controlling such Lender or the
         Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law)
         of any such entity

                                      -59-

         regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative
         Agent could have achieved but for such adoption, change or compliance
         (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such
         Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Lender or (as the case may be) the Administrative
         Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or
         (as the case may be) the Administrative Agent of a certificate in accordance with Section 5.8 hereof. Such Lender or (as the case may be)
         the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

                  The failure or delay on the part of any Lender to demand
         compensation for any reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such
         Lender's right to demand such compensation; provided, that no Borrower shall be under any obligation to compensate any Lender under this
         Section 5.7 for any reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew of the circumstances giving rise to such reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such reductions.

                  5.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the
         Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

                  5.9. INDEMNITY. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate
         Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b)
         default by the Borrowers in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request relating thereto in accordance with Section 2.3, or (c) the making of any payment of a
         LIBOR Rate Loan that is not the last day of the applicable Interest
         Period with respect thereto, including interest or fees payable by such
         Lender to lenders of funds obtained by it in order to maintain any such
         Loans.

                                      -60-

                  5.10. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) overdue interest on the Loans and all other overdue amounts payable hereunder or under any of the other
         Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the then applicable rate of interest under this Loan Agreement or the other Loan
         Documents until such amount shall be paid in full (after as well as before judgment).

                  6. COLLATERAL SECURITY.

                  6.1. SECURITY OF BORROWERS. Subject to the Security Documents,
         the Obligations are and shall continue to be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the Collateral specified in the Security Documents, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers are a party.

                  7. REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lenders to enter into this Loan
         Agreement and to make the Loans as provided for herein, each Borrower makes, on a joint and several basis, the following representations, warranties and agreements with the Administrative Agent and Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Loan Agreement and the making of the Loans (with the occurrence of the Closing Date and each
         Funding Date on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Section
         7 are true and correct in all material respects on and as of the
         Closing Date and on and as of such Funding Date unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

                  7.1. COMPANY STATUS. Each Borrower and each of their
         respective Subsidiaries (i) is a duly organized and validly existing
         Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization except where the failure to be so duly organized, validly existing and in good standing, either individually or in the aggregate, would not reasonably be expected to have a
         Material Adverse Effect, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is presently engaged, except where the failure to have such power and authority, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing
         (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                                      -61-

                  7.2. COMPANY POWER AND AUTHORITY. Each Borrower has the
         Company power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each
         Borrower has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.3. NO VIOLATION. Neither the execution, delivery or
         performance by any Borrower of the Loan Documents to which it is a party, nor compliance by such Borrower with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii)
         will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents)
         result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement, contract or instrument to which such Borrower or any of its
         Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of such
         Borrower or any of its Subsidiaries.

                  7.4. LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing (i) with respect to any Loan Document or (ii) with respect to any other matter, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  7.5. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of the Closing Date Advance shall not be used for any purpose other than as set forth on Schedule 7.5. The proceeds of all Post-Closing Advances shall be used solely for (i) the acquisition of additional Eligible
         Containers, (ii) payment of the UBS Lease Termination Payments, (iii)
         in the event that the Purchase Price (as defined in the Stock Purchase
         Agreement) is subject to a post closing increase pursuant to

                                      -62-

         either Section 2.05 or 2.06 of the Stock Purchase Agreement, to pay the
         amount of such increase, and (iv) for general corporate purposes, including the making of any Permitted Disbursement.

                  (b) No part of any Loan (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Loan will violate or be inconsistent with the provisions of
         Regulation T, Regulation U or Regulation X.

                  7.6. GOVERNMENTAL APPROVALS. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any domestic or foreign governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document, in each case, except for (A) the filing of any Security Documents and (B) such the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse
         Effect.

                  7.7. INVESTMENT COMPANY ACT. None of the Borrower nor any of
         their respective Subsidiaries is an "investment company" or a company
         "controlled" by an "investment company," within the meaning of the
         Investment Company Act of 1940, as amended.

                  7.8. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower
         nor any of their respective Subsidiaries is a "holding company" or a
         "subsidiary company" of a "holding company," or an "affiliate" of a
         "holding company" or of a "subsidiary company" of a "holding company,"
         within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.9. TRUE AND COMPLETE DISCLOSURE. All factual information
         (taken as a whole) furnished by or on behalf of the Borrowers or any of their respective Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Loan
         Agreement and the Transaction is, and all other such factual information (taken as a whole) hereafter furnished by, or on behalf of, the Borrowers or any of their respective Subsidiaries in writing to the
         Administrative Agent or any Lender in connection with this Loan
         Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under

                                      -63-

         which such information was provided; provided, however, that to the extent that any such information was based upon or constitutes a forecast or projection, each Borrower represents only that it acted in good faith and utilized assumptions believed by the management of such
         Borrower to be reasonable at the time made in the preparation of such information (it being understood by the Administrative Agent and the
         Lenders that any financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered thereby may differ from the projected results set forth therein).

                  7.10. FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as
         of the Closing Date, on a pro forma basis after giving effect to the
         Acquisition and to all Indebtedness (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by each Borrower in connection therewith, with respect the Borrowers and their respective Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrowers and their respective
         Subsidiaries (on a consolidated basis) will exceed its or their debts,
         (y) they have not incurred nor intended to, nor believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will not have unreasonably small capital with which to conduct their business in the manner such business is now conducted.
         For purposes of this Section 7.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (b) (i) The consolidated balance sheets of the Borrowers and their Consolidated Subsidiaries for its fiscal year ended December 31,
         2003 and its fiscal quarter ended September 30, 2004 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower for the fiscal year and fiscal quarter ended on such dates, in each case furnished to the
         Administrative Agent and Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said balance sheets and the consolidated results of their operations for the respective periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes).

                           (ii) The pro forma consolidated balance sheet of the
                  Borrowers as of September 30, 2004 (after giving effect to the
                  Transaction and the

                                      -64-

                  financing therefor), a copy of which has been furnished to the
                  Administrative Agent and the Lenders prior to the Closing
                  Date, present fairly in all material respects the pro forma consolidated financial position of the Borrowers and their
                  Subsidiaries as of September 30, 2004 (it being understood that estimates, by their nature, are inherently uncertain and that no assurances are being made that such results will be achieved.

                  (c) Since September 30, 2004, there has been no change in the business, financial condition or operations of the Borrowers taken as a whole (other than the Acquisition, the incurrence of Indebtedness under the Loan Documents and the Seller Loan and the consummation of the transactions contemplated thereby) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse
         Effect.

                  7.11. SECURITY INTERESTS. On and after the Closing Date, each of the Security Documents creates as security for the Obligations covered thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, without prejudice to any statutory priority rights, superior to and prior to the rights of all third Persons, and subject to no other Liens except Permitted Liens.
         The Borrowers have filed or caused to be filed all UCC financing statements in the appropriate offices therefor (or has authenticated and delivered to the Administrative Agent UCC financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected security interests in the Collateral which the Security Documents require the Borrowers to create perfected security interests.

                  7.12. COMPLIANCE WITH ERISA. Each of the Borrowers and each of their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of any Borrower or any of their respective ERISA Affiliates in excess of $20,000,000. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of
         Statement of Financial Accounting Standards No. 87) did not, as of the
         last annual valuation date applicable thereto, exceed by more than
         $15,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans
         (based on the assumptions used for purposes of Statement of Financial
         Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

                  7.13. SUBSIDIARIES. On and as of the Closing Date, the
         Borrowers have no Subsidiaries other than those Subsidiaries listed on
         Schedule 7.13. Schedule 7.13 sets forth, as of the Closing Date, (i)
         the percentage ownership (direct and indirect) of each Borrower in each class of Capital Stock of each of its

                                      -65-

         Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of Capital Stock of each Subsidiary of each Borrower have been duly and validly issued, are fully paid and non-assessable (to the extent applicable in the jurisdiction of organization of such
         Subsidiary). No Subsidiary of any Borrower has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights. Except for the existing investments described on Schedule 7.13, as of the Closing Date, none of the
         Borrowers nor any of their Subsidiaries owns or holds, directly or indirectly, any Capital Stock of any Person other than its Subsidiaries indicated on Schedule 7.13.

                  7.14. COMPLIANCE WITH STATUTES; AGREEMENTS, ETC. Each Borrower
         and each of their respective Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business (including the origination of Leases) and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under
         Section 7.15) and (ii) all contracts and agreements to which it is a party, except, in each case, such non-compliances as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  7.15. ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to result in, either individually or in the aggregate, a
         Material Adverse Effect: (i) each of the Borrower and their respective
         Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and none of the Borrowers nor any of their respective Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing; (ii) there are no pending Environmental
         Claims or, to the knowledge of any Senior Designated Officer of the
         Borrower, Environmental Claims threatened in writing against any
         Borrower or any of their Subsidiaries or any property (real or personal) owned, leased or operated by any Borrower or any of their
         Subsidiaries (including, to the knowledge of any Senior Designated
         Officer of any Borrower, any such claim arising out of the ownership, lease or operation by any Borrower or any of its Subsidiaries of any property (real or personal) formerly owned, leased or operated by any
         Borrower or any of their Subsidiaries but no longer owned, leased or operated by such Borrower or any of its Subsidiaries); and (iii) to the knowledge of any Senior Designated Officer of the Borrower, there are no facts, circumstances, conditions or occurrences on or arising from any property (real or personal) owned, leased or operated by any
         Borrower or any of their Subsidiaries (including any property (real or personal) formerly owned, leased or operated by

                                      -66-

         any Borrower or any of their Subsidiaries but no longer owned, leased or operated by such Borrower or any of its Subsidiaries) or relating to the past or present operations of any Borrower or any of its
         Subsidiaries that could reasonably be expected to form the basis of an
         Environmental Claim against such Borrower or any of its Subsidiaries or any such property (real or personal).

                  7.16. LABOR RELATIONS. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Borrower or any of their respective Subsidiaries pending, or to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the
         Borrowers and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or and other applicable federal, state or local law dealing with such matters, except for such violations that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  7.17. TAX RETURNS AND PAYMENTS. Each of the Borrowers and each of their respective Subsidiaries has timely filed (including applicable extensions) with the appropriate taxing authority, all federal and other material returns, statements, forms and reports for taxes (the
         "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and each of its Subsidiaries.
         The Returns accurately reflect in all material respects all liability for taxes of the Borrowers and each of their Subsidiaries as a whole for the periods covered thereby. The Borrowers and each of their
         Subsidiaries have paid all material taxes payable by them other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP.

                  7.18. SCHEDULED EXISTING INDEBTEDNESS. Schedule 7.18 sets
         forth all material Indebtedness of the Borrowers and their Subsidiaries as of the Closing Date and which is to remain outstanding immediately after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of Indebtedness pursuant to this Loan Agreement and the other Loan Documents), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt.

                  7.19. INSURANCE. Schedule 7.19 sets forth a summary of all insurance maintained by the Borrowers and their Subsidiaries on and as of the Closing Date and after giving effect to the Transaction, with the amounts insured (and any deductibles) set forth therein.

                  7.20. FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the
         requesting or borrowing of any Loan or the use of the proceeds of such will violate the Trading With the Enemy Act (50 U.S.C. ss. 1 et seq.,
         as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31
         CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control
         Regulations") or any enabling legislation or

                                      -67-

         executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of
         September 21, 2001 Blocking Property and Prohibiting Transactions With
         Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.
         Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and
         Strengthening America by Providing Appropriate Tools Required to
         Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).
         Furthermore, none of the Borrowers or their Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the
         Trading With the Enemy Act or the Foreign Assets Control Regulations or
         (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

                  7.21. LOCKBOX ACCOUNTS AND PAYMENT INSTRUCTIONS. The names and addresses of all Lockboxes and Lockbox Accounts in effect on the
         Closing Date are set forth on Schedule 7.21 hereof. As of the Closing
         Date, the Borrowers have instructed all Lessees to submit all payments on the Leases directly to one of the Lockbox Accounts. As of the
         Closing Date, the Borrowers have not granted any interest in any
         Lockbox Account to any Person other than the Administrative Agent.

                  7.22. CREDIT AND COLLECTION POLICY. The credit and collection policy used by the Borrowers as in effect on the Closing Date (which policy also addressed the criteria under which a lessee is allowed to self-insure for property and liability risks) is attached as Exhibit G hereto (the "Credit and Collection Policy").

                  7.23. FORM OF LEASE AGREEMENT. The standard form(s) of Lease
         Agreement used by the Borrowers in the ordinary course of their business as in effect on the Closing Date is attached as Exhibit H hereto.

                  7.24. UBS LEASE AGREEMENT. A true, complete and correct copy of the UBS Lease Agreement as in effect on the Closing Date is attached as Exhibit I hereto.

                  7.25. DEPRECIATION POLICY. The Depreciation Policy used in the calculation of the Asset Base as in effect on the Closing Date is attached as Exhibit J hereto.

                  8. AFFIRMATIVE COVENANTS.

                  Each Borrower hereby covenants and agrees that as of the
         Closing Date and thereafter for so long as this Loan Agreement is in effect and until the Loan Commitment has been terminated, and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  8.1. INFORMATION COVENANTS. Each Borrower will furnish, or will cause to be furnished, to the Administrative Agent for distribution to each Lender:

                                      -68-

                  (a) Quarterly Financial Statements. Within 45 days after the close of the first three fiscal quarters in each fiscal year of
         Container Holdings (commencing with the fiscal quarter ending March 31,
         2005), the consolidated balance sheet of Container Holdings and its
         Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter and the related consolidated statements of shareholder's equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter and (in each case, with respect to each fiscal quarter commencing after the completion of the fourth full fiscal quarter following the Closing Date), all of which shall be certified by the chief financial officer or other Authorized
         Officer of Container Holdings that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of Container Holdings and its Subsidiaries as of the dates indicated
         and the consolidated results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of Container Holdings, the consolidated balance sheet of the Container Holdings and its Subsidiaries as at the
         end of such fiscal year and the related consolidated statements of income and shareholder's equity and statement of cash flows for such fiscal year and, with respect to each fiscal year commencing after the completion of the first full fiscal year following the Closing Date, setting forth comparative consolidated figures for the preceding fiscal year (or, if shorter since inception), together with a certification by an Independent Accountant reasonably acceptable to the Administrative
         Agent, in each case to the effect that such statements fairly present in all material respects the consolidated financial condition of
         Container Holdings and its Subsidiaries as of the dates indicated and the results of their consolidated operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed therein (which report shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit); provided, however that any such "going concern"
         qualification that is specifically related to the status or terms of the loans evidenced by this Loan Agreement shall not cause a breach under the provisions of this section (b).

                  (c) Budgets, etc. On or prior to March 31 of each fiscal year commencing after the Closing Date, a budget in form reasonably satisfactory to the Administrative Agent (including (i) budgeted statements of income, sources and uses of cash and balance sheets and
         (ii) budgeted statements of Directing Operating Expenses, selling, general and administrative expenses, lease payments owing by the
         Borrowers and third party management fees payable to the Borrowers)
         prepared by Container Holdings on a consolidated basis for Container
         Holdings and their Subsidiaries for such fiscal year prepared in detail and setting

                                      -69-

         forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

                  (d) Business Plan. On or prior to March 31 of each fiscal year commencing after the Closing Date, a consolidated business plan for the
         Borrowers (or updates to the existing business plans of such entities)
         for such fiscal year. At the time of the delivery of the financial statements provided for in Section 8.1(b), the Borrowers will deliver to the Administrative Agent a comparison of such actual financial results to the budgeted results for such year. Such comparison shall be in the form which the Borrowers use in their ordinary course of business.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, and which certificate shall, if delivered with respect to any fiscal quarter or fiscal year terminating on or after the first anniversary of the Closing Date, set forth in reasonable detail the calculations required to establish whether the
         Borrower and its Subsidiaries were in compliance with the provisions of
         Section 10.1 hereof as at the end of such fiscal quarter or fiscal year, as the case may be.

                  (f) Notice of Default or Litigation. Promptly, and in any
         event within five Business Days after any Senior Designated Officer of any Borrower or any of its Subsidiaries thereof obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a
         Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower or such
         Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or, to the knowledge of Senior Designated Officer of any Borrower, threatened in writing against any Borrower or any of their Subsidiaries which, either individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect or
         (iii) any governmental investigation pending or, to the knowledge of
         Senior Designated Officer of any Borrower, threatened in writing against any Borrower or any of their Subsidiaries which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (g) Management Letters. At the request of the Administrative
         Agent, a copy of any "management letter" submitted to the Borrowers or any of their Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the Borrower or any of its Subsidiaries and management's responses thereto.

                  (h) Container Performance Reports. On each Determination Date with respect to the reports set forth in clauses (i) and (ii), or within 45 days after the

                                      -70-

         end of each Collection Period with respect to all other reports, each of the following: (i) Manager Reports, substantially in the form of
         Exhibit D hereto, (ii) Asset Base Reports, substantially in the form of
         Exhibit A hereto, (iii) utilization reports and receivable aging, (iv)
         quarterly comparison and analysis of actual versus budgeted levels of
         Direct Operating Expenses, Selling, General and Administrative
         expenses, lease out payments and third party management fees, (v) fleet performance reports, including utilization, lease rates, disposal rates, purchase amounts and prices and (vi) an Equipment Report, substantially in the form of Exhibit C hereto, setting forth the number and type of containers then owned by the Borrowers, their aggregate Net
         Book Value and their aggregate Original Equipment Cost.

                  (i) Reports. Within 5 Business Days following transmission thereof, copies of any public filings and registrations with, and reports to, the SEC by any Borrower or any of their Subsidiaries.

                  (j) Independent Certified Public Accountant's Report. The
         Borrowers shall cause an Independent Accountant who may also render other services to the Borrowers to deliver to the Administrative Agent on or before June 30, 2005 (and each subsequent anniversary thereof), with respect to the twelve months ended on the preceding December 31
         (or such other period as shall have elapsed from the Closing Date to the date of such statement), an agreed upon procedures report with respect to the procedures set forth in Exhibit S hereto.

                  (k) Copies of Purchase Documentation, Invoices, Bills of Sale
         and Other Title Documents. Upon the reasonable request of the
         Administrative Agent, the Borrowers shall provide to the Administrative
         Agent (A) copies of purchase documentation, invoices, bills of sale and/or releases with respect to the Containers purchased with the proceeds of the Loans, and (B) such other documentation as the
         Administrative Agent may reasonably request to establish the Net Book
         Value of each such Container.

                  (l) Other Information. From time to time, such other
         information or documents (financial or otherwise) in the form utilized by the Borrowers in their own operations with respect to the Borrowers, any of their Subsidiaries or the Administrative Agent as the
         Administrative Agent or any Lender may reasonably request and which is reasonably available to the Borrowers.

                  8.2. BOOKS, RECORDS AND INSPECTIONS. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with GAAP and which conform in all material respects to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the
         Administrative Agent to visit and inspect, under guidance of officers of such

                                      -71-

         Borrower or Subsidiary, any of the properties of the Borrowers or their
         Subsidiaries, and to examine the books of account of the Borrowers or their Subsidiaries and discuss the affairs, finances and accounts of the Borrowers or their Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals
         (during regular working hours) and to such reasonable extent as the
         Administrative Agent may reasonably request; provided, however, that unless an Event of Default shall have occurred and then be continuing, the Administrative Agent may request only one inspection under this
         Section 8.2 during any twelve month period.

                  8.3. PERMITTED SECURITIZATION. In addition to any transfer requested by the Administrative Agent pursuant to Section 8.17 hereof, the Borrowers will, subject to market conditions, use commercially reasonable efforts to effect a Permitted Securitization in order to repay in full all of the Loans and other Obligations evidenced by this
         Loan Agreement by not later than the end of the eighteenth month following the Closing Date; provided, however, that the sole remedy for a breach of this Section 8.3 shall be the increase in the Applicable
         Margin set forth in this Loan Agreement.

                  8.4. PAYMENT OF TAXES. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, could reasonably be expected to become a lien or charge upon any properties of such Borrower or any of its Subsidiaries not otherwise permitted under Section 9.3; provided that none of the Borrowers nor any of their Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  8.5. EXISTENCE; FRANCHISES. Except as otherwise permitted by
         Section 9.2, each Borrower will do, and will cause each of its
         Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its Company existence and its rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.5 shall (x) prevent the withdrawal by a
         Borrower or any of its Subsidiaries of its qualification as a foreign
         Company in any jurisdiction where such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a
         Material Adverse Effect or (y) require the preservation of any such right, franchise, authorities to do business, license, certification, accreditation or patent to the extent that the lapse thereof, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                                      -72-

                  8.6. COMPLIANCE WITH STATUTES; ETC. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  8.7. END OF FISCAL YEARS; FISCAL QUARTERS. Each Borrower will cause (i) each of its fiscal years to end on December 31 of each calendar year and (ii) each of its fiscal quarters to end on March 31,
         June 30, September 30 and December 31 of each year.

                  8.8. FURTHER ASSURANCES. Each Borrower will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security
         Documents as the Administrative Agent may reasonably require pursuant to this Section 8.8.

                  8.9. USE OF PROCEEDS. The Borrowers will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 7.5.

                  8.10. PERFORMANCE OF OBLIGATIONS. The Borrowers will, and will cause each of their Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound (other than any such obligations under, or mortgages, deeds of trust, indentures, loan agreements, credit agreements or other material agreements, contracts or instruments entered into in connection with, a Permitted Securitization), except such non-performances as, either individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Effect.

                  8.11. MAINTENANCE OF CONTAINERS. The Borrowers will:

                  (a) keep, or cause to be kept, its Containers in good repair and working order in a manner consistent with past practices, and make, or cause to be made, all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, and in order to maintain the Containers in accordance with manufacturer's instructions and in as good an operating condition as when originally delivered, reasonable wear and tear and causes beyond the Borrowers' control excepted;

                                      -73-

                  (b) at all times use the Containers, and require the related
         Lessee to use the Containers, in accordance with good operating practices and shall at all times comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer which include but are not limited to the latest applicable regulations and recommendations of the International Organization of
         Standardization as well as any applicable local regulations;

                  (c) not knowingly use (or knowingly permit the Lessees to use)
         the Containers for storage of transportation of contraband in violation of applicable United States law;

                  (d) comply with the International Convention for Safe
         Containers (CSC) in all respects including, without limitation, plating, maintenance, examination, re-examination and marking with re-examination dates of such Container, such examination, or re-examination, shall be performed in accordance with the rules and regulations for the Safety Approval of Cargo Containers of the United
         States Department of Transportation.

                  8.12. INSURANCE. The Borrowers will, in a manner consistent with the practices of the Borrowers as of the Closing Date, (i) effect and maintain, with financially sound and reputable companies reasonably satisfactory to the Administrative Agent (which the Administrative
         Agent acknowledges to be true on the Closing Date) a general liability insurance, insuring the Borrowers, the Administrative Agent and each
         Lender against liability for personal injury and property damage liability, caused by, or relating to, the Containers then off-lease, with such levels of coverage and deductibles that are consistent with the levels in effect as of the Closing Date, and (ii) have a standard form of lease agreement that requires each Lessee to maintain (1)
         physical damage insurance in an amount equal to the value of the
         Containers on lease to it and to name TLI as a loss payee, and (2)
         comprehensive general liability insurance, including contractual liability, against claims for bodily injury or death and property damage and to name TLI as an additional insured. The Administrative
         Agent and the Lenders reserve the right (but shall not have the obligation) to obtain (i) at Borrowers' expense, insurance with respect to any or all of the foregoing risks if the Borrowers shall fail to obtain such coverage in the specified amounts, and (ii) at the Lender's expense, additional insurance on its own behalf with respect to any or all of the foregoing risks (or any other risk). However, the
         Administrative Agent and the Lenders will notify the Borrowers prior to obtaining and such insurance. All insurance maintained by the Borrowers for loss or damage of the Containers shall provide that losses, if any, shall be payable to the Administrative Agent or its designee as sole loss payee and the Borrower shall utilize its reasonable efforts to have all checks relating to any such losses delivered promptly to
         Administrative Agent or such other person designated by the
         Administrative Agent. The Administrative Agent and each Lender shall be named as an additional insured with respect to all such liability insurance maintained by, or on behalf of, the Borrowers. The Borrowers shall pay the premiums with respect to all such insurance and deliver

                                      -74-

         to Administrative Agent evidence reasonably satisfactory to
         Administrative Agent of such insurance coverage. The Borrowers shall cause to be provided to Administrative Agent, not less than fifteen
         (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence reasonably satisfactory to Administrative Agent of renewal or replacement coverage. The Borrowers shall use their commercially reasonable efforts to have each insurer agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Administrative Agent, that (i) it will give each additional insured and the loss payee thirty (30) days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy and (ii) in the event that the cancellation of such coverage would result in a breach of this
         Section 8.12 by the Borrowers, it will permit the Administrative Agent and/or the Lender(s) to make payments to effect the continuation of coverage upon notice of cancellation due to nonpayment of premium.

                  8.13. INTEREST RATE HEDGING AGREEMENTS. (a) Within ninety (90)
         days after the Closing Date and within thirty (30) days after each calendar quarter thereafter, the Borrowers will enter into, and maintain for so long as any Obligations remain unpaid, one or more
         Hedging Agreements with respect to that portion of the Aggregate Note
         Principal Balance attributable to (i) those Eligible Containers that are then subject to a Lease that has a then remaining term of more than three years and (ii) without duplication of the Leases referred to in clause (i), those Eligible Containers that are then subject to a
         Finance Lease, all of which Hedging Agreements shall have an aggregate notional principal amount required by the formula set forth in Exhibit
         K hereto and have a projected amortization schedule as set forth in such Exhibit.

                  8.14. UNIDROIT CONVENTION. The Borrowers will comply with the terms and provisions of the UNIDROIT Convention on International
         Interests in Mobile Goods or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted.

                  8.15. IDENTIFICATION OF GROSS LEASE REVENUES AND DIRECT
         OPERATING EXPENSE; TRANSFER OF GROSS LEASE REVENUES. The Borrowers will establish and maintain such procedures as are necessary for determining and for identifying Gross Lease Revenues and Direct Operating Expenses
         to a specific Container.

                  8.16. COMPLIANCE WITH CREDIT AND COLLECTION POLICY. The
         Borrowers will comply in all material respects with the Credit and
         Collection Policy in regard to the origination of, and amendments and modifications to, Leases.

                  8.17. PAYMENT INSTRUCTION TO LESSEES. The standard form of
         Lease utilized by the Borrowers will instruct all Lessees to submit directly to the Lockbox Accounts all payments owing to the Borrowers with respect to the Leases.

                                      -75-

                  8.18. TRANSFER TO SPECIAL PURPOSE VEHICLES. The Borrowers
         will, at the reasonable request of the Administrative Agent, use commercially reasonable efforts to transfer all of the Container and
         Leases encumbered by the Loan Documents to one or more special purpose vehicles in a transaction that otherwise qualifies as a Permitted
         Securitization and would not have a material and adverse tax effect on the Borrowers and their Subsidiaries; provided that, after giving effect to such transfer, the terms and conditions of the Loan Documents will be not materially more disadvantageous to the Borrowers.

                  8.19. STATIC STORAGE CONTAINERS. The Borrowers will cause all of the static storage containers owned by ICS Terminals (UK) Limited and included in the calculation of the Asset Base to be free from Liens
         (other than Permitted Liens) in favor of any Person (other than the
         Administrative Agent).

                  9. NEGATIVE COVENANTS.

                  Each Borrower hereby covenants and agrees that as of the
         Closing Date and thereafter for so long as this Loan Agreement is in effect and until the Commitment has been terminated, and the Loans and
         Revolving Credit Notes, together with interest, Fees and all other
         Obligations incurred hereunder, are paid in full:

                  9.1. CHANGES IN BUSINESS; ETC. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business other than a Permitted Business.

                  9.2. CONSOLIDATION; MERGER; SALE OR PURCHASE OF ASSETS; ETC.
         Each Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets of any Person (or any division or line of business of another Person) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                      (i) the Borrowers and their Subsidiaries may lease (as
                  lessor) or license (as licensee) real or personal property, all in the ordinary course of business;

                      (ii) the acquisition of additional Eligible Containers by
                  the Borrowers or any Subsidiary that has (a) become a borrower hereunder and (b) pledged to the Administrative Agent, on
                  behalf of the Lenders, a Lien on its assets; provided,
                  however, that any Special Purpose Vehicle formed in connection with a Permitted Securitization shall not be required to
                  comply with the provisions of this clause (ii);

                                      -76-

                      (iii) Investments permitted pursuant to Section 9.5;

                      (iv) the Borrowers and their Subsidiaries may sell assets, so long as (A) the proceeds of each such sale is payable in
                  (i) cash on the closing of such sale or (ii) receivables that are payable within 90 days after the date of issuance, or
                  (iii) some combination of clauses (i) and (ii); (B) each such sale incurs in the ordinary course of business of such
                  Borrower or Subsidiary as the case may be; (C) no single sale
                  (or series of related sales) shall involve Containers
                  representing in aggregate more than ten thousand (10,000)
                  TEU's unless the Sales Proceeds to be received from such sale exceeds an amount equal to eighty-one and one half percent
                  (81.5%) of the then Net Book Values of the Containers subject to such sale; (D) the composition of the Containers included in any single sale will not materially and adversely alter the profile of the remaining containers owned by the Borrowers, after giving effect to such sale, in terms of lessee, on-hire status and type, and (E) the Sales Proceeds from any such
                  sales are promptly deposited into the Lockbox Accounts or
                  Concentration Account;

                      (v) the Borrowers and their Subsidiaries may sell or
                  discount, in each case without recourse, accounts receivable arising in the ordinary course of business, so long as such sale or discount does not result in an Asset Base Deficiency;

                      (vi) the Borrowers and their Subsidiaries may grant leases or subleases (including Leases) to other Persons in the
                  ordinary course of business;

                      (vii) (x) any Borrower may be merged, consolidated,
                  dissolved or liquidated with or into another Borrower, and (y)
                  any Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into a Borrower (so long as the Borrower is the surviving corporation of such merger,
                  consolidation, dissolution or liquidation); provided that any such merger, consolidation, dissolution or liquidation
                  involving a Borrower pursuant to this clause (y) shall be
                  permitted so long as (I) no Default or Event of Default then exists or would exist immediately after giving effect thereto, and (II) any security interests granted to the Administrative
                  Agent in the assets (and Capital Stock) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger,
                  consolidation, dissolution or liquidation);

                      (viii) each of the Borrowers and their respective
                  Subsidiaries may sell or liquidate Cash Equivalents;

                                      -77-

                      (ix) the Borrowers and their respective Subsidiaries may
                  sell Containers to their respective Lessees in the ordinary course of business pursuant to (A) a Finance Lease (so long as such Finance Lease complies with all applicable Concentration
                  Limits and Container Representations and Warranties) and (B)
                  purchase option contained in any Lease with such Lessee that was originated in the ordinary course of business;

                      (x) the Borrowers and their Subsidiaries may (i) sell all
                  of its Containers and Related Assets to a Special Purpose
                  Vehicle in connection with a Permitted Securitization and (ii)
                  transfer its assets to a Special Purpose Entity in accordance with the provisions of Section 8.19 of this Loan Agreement;
                  and

                      (xi) the Borrowers and their Subsidiaries may dispose of
                  used, obsolete, uneconomic, worn-out or surplus assets (other than Containers) in the ordinary course of its business.

         To the extent the Required Lenders waive the provisions of this Section
         9.2 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this
         Section 9.2, such Collateral (unless transferred to another Credit
         Party) shall be sold or otherwise disposed of free and clear of the
         Liens created by the Security Documents and the Administrative Agent
         shall take such actions (including, without limitation, directing the
         Administrative Agent to take such actions) as are appropriate in connection therewith.

                  9.3. LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any
         Lien upon or with respect to any Collateral; provided that the provisions of this Section 9.3 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                      (i) Liens for taxes, assessments or governmental charges
                  or levies not yet delinquent or Liens for taxes, assessments or governmental charges or levies being contested in good
                  faith and by appropriate proceedings for which adequate cash reserves have been established in accordance with GAAP;

                      (ii) Liens in respect of property or assets of the
                  Borrowers or any of its Subsidiaries imposed by law which have not arisen to secure Indebtedness for borrowed money, such as carriers', seamen's, stevedores', wharfinger's,
                  warehousemens', mechanics', landlord's, suppliers',
                  repairmen's or other like Liens, and relating to amounts not yet due or which shall not have been overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate

                                      -78-

                  proceedings for which adequate cash reserves have been
                  established in accordance with GAAP;

                      (iii) Liens created by or pursuant to this Loan Agreement
                  and the Security Documents;

                      (iv) Liens arising from judgments, decrees or attachments
                  in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been
                  secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds);

                      (v) Liens (other than any Lien imposed by ERISA) (x)
                  incurred or deposits made in the ordinary course of business of the Borrowers and their Subsidiaries in connection with workers' compensation, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, (y) to secure the performance by the Borrowers and their Subsidiaries of tenders, statutory obligations, surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other
                  similar obligations incurred in the ordinary course of
                  business (exclusive of (I) obligations for the payment of
                  Indebtedness and (II) stay and appeal bonds and other
                  obligations in respect of litigation, arbitration or similar claims or otherwise of the types described in Section 9.3(iv)
                  above) or (z) to secure the performance by the Borrowers and their Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

                      (vi) licenses, sublicenses, leases or subleases (including
                  Leases) granted to third Persons in the ordinary course of business;

                      (vii) Liens arising from or related to precautionary UCC
                  or like personal property security financing statements
                  regarding operating leases (if any) entered into by the
                  Borrowers and their Subsidiaries in the ordinary course of business;

                      (viii) Liens arising pursuant to purchase money mortgages
                  or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 120 days after the respective purchase) of Containers acquired after the Closing Date by the Borrowers and subject to
                  compliance with Section 9.2(ii) hereof, their Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased and (y) the Indebtedness secured by any such Lien does not exceed 100% of

                                      -79-

                  the purchase price of the property being purchased at the time of the incurrence of such Indebtedness;

                      (ix) Liens in favor of customs or revenue authorities
                  arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                      (x) Liens of any lessee under any Finance Lease;

                      (xi) Liens securing Hedging Agreements that either (A) are required to be incurred pursuant to the terms of the Loan
                  Documents or (B) relate to Indebtedness that is permitted to be incurred under the terms of the Loan Documents;

                      (xii) Liens existing on the Closing Date and set forth on
                  Schedule 9.3;

                      (xiii) Liens arising solely by virtue of any statutory or
                  common law provision relating to bankers' liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
                  and

                      (xiv) Liens incurred in connection with a Permitted
                  Securitization;

                  9.4. INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                      (i) Indebtedness incurred pursuant to this Loan Agreement
                  and the other Loan Documents;

                      (ii) Indebtedness of the Borrowers or any of their
                  Subsidiaries under Hedging Agreements entered into to protect them against fluctuations in interest rates in respect of
                  Indebtedness otherwise permitted under this Loan Agreement, so long as the entering into of such Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

                      (iii) Indebtedness of the Borrowers or any of their
                  Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price
                  adjustments and similar obligations in connection with the acquisition or disposition of any business, Subsidiary or
                  assets prior to the Closing Date or in accordance with the requirements of this Loan Agreement, or from letters of
                  credit, surety bonds or performance bonds securing any
                  obligation of the Borrowers or any such Subsidiary, pursuant to such agreement;

                                      -80-

                      (iv) Intercompany Indebtedness of a Borrower or a
                  Subsidiary for so long as such Indebtedness is held by a
                  Borrower or a Wholly-Owned Subsidiary of a Borrower; provided, that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (iv) shall be evidenced by an Intercompany Note or by such other documentation as may be acceptable to the Administrative Agent, (II) the proceeds of any such Intercompany Indebtedness funded by any Borrower to any Wholly-Owned Subsidiary shall be used by such Wholly-Owned
                  Subsidiary solely to pay Permitted Disbursements, and (III)
                  each intercompany loan made pursuant to this clause (iv) shall be subject to an Intercompany Subordination Agreement;

                      (v) Indebtedness of a Borrower or of a Subsidiary
                  represented by letters of credit for the account of such
                  Borrower or such Subsidiary, as the case may be, (i) in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar
                  requirements in the ordinary course of business, (ii) in order to provide security for any trade, contractual or payment
                  obligations of such Borrower or Subsidiary, or (iii) issued or incurred for such other purposes as are related to the
                  ordinary course of business of such Borrower or such
                  Subsidiary; provided, however, that the aggregate amount of outstanding Indebtedness permitted pursuant to the provisions of this clause (v) shall not exceed $25 Million Dollars;

                      (vi) Purchase money indebtedness or obligations in
                  connection with the acquisition of Containers by a Borrower or, subject to compliance with Section 9.2(ii) hereof, its
                  Subsidiaries after the Closing Date; provided that (A) such indebtedness or obligations represents the purchase price (or financing of the purchase price within 120 days after the
                  respective purchase) of such Container and (B) such
                  indebtedness or obligations do not exceed 100% of the purchase price of the property being purchased at the time of the
                  incurrence of such indebtedness or obligations;

                      (vii) Indebtedness of a Borrower or of a Subsidiary set
                  forth on Schedule 7.18 hereto or otherwise outstanding as of the Closing Date;

                      (viii) Refinancing Indebtedness;

                      (ix) obligations in respect of performance, bid, surety
                  and appeal bonds and completion guarantees or obligations of a similar nature provided by a Borrower or any Subsidiary in the ordinary course of business;

                                      -81-

                      (x) Indebtedness arising from the honoring by a bank or
                  other financial institution of a check, draft or similar
                  instrument inadvertently (except in the case of daylight
                  overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is
                  extinguished within five Business Days of the incurrence
                  thereof;

                      (xi) Indebtedness incurred in connection with a Permitted
                  Securitization;

                      (xii) Endorsements for collection, deposit or negotiation
                  and warranties of products and services, in each case,
                  incurred in the ordinary course of business; and

                      (xiii) Unsecured Indebtedness of any of the Borrowers
                  issued in lieu of making a cash Dividend permitted pursuant to
                  Section 9.6; provided, however, that no unsecured Indebtedness of the type described in this clause (xiii) shall be issued with respect to the IO Distributable Amount.

                  9.5. ADVANCES; INVESTMENTS; LOANS. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other
         Capital Stock of, or make any capital contribution to, any Person (each of the foregoing an "Investment" and, collectively, "Investments"), except:

                      (i) the Borrowers and their Subsidiaries may acquire and
                  hold cash and Cash Equivalents;

                      (ii) the Borrowers and their Subsidiaries may acquire and
                  hold receivables owing to it, if created or acquired in the ordinary course of its business and payable or dischargeable in accordance with customary trade terms of such Borrower or such Subsidiary;

                      (iii) the Borrowers and their Subsidiaries may acquire and own investments (including debt obligations) received in
                  connection with the bankruptcy or reorganization of Lessees, suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, Lessees, suppliers, trade creditors,
                  licensees, licensors and customers arising in the ordinary course of business;

                      (iv) Hedging Agreements entered into in the ordinary
                  course of business or otherwise in compliance with Section
                  9.4(ii) shall be permitted;

                                      -82-

                      (v) Both of (x) loans by the Borrowers and their
                  Subsidiaries to officers, employees and directors of the
                  Borrowers and their Subsidiaries for bona fide business
                  purposes, in each case incurred in the ordinary course of
                  business shall be permitted, and (y) advances of reimbursable expenses, including advances for travel and moving expenses, by the Borrowers and their Subsidiaries to officers, employees and directors of the Borrowers and their Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business shall be permitted;

                      (vi) Investments in any Borrower or any Subsidiary of any
                  Borrower shall be permitted; provided, that in order for any
                  Intercompany Indebtedness to be permitted pursuant to this clause (vi), such Intercompany Indebtedness must additionally be permitted to be incurred under Section 9.4(iv);

                      (vii) Investments as lessor under arm's-length capital
                  leases (determined in accordance with GAAP) of maritime
                  containers entered into in the ordinary course of business with unaffiliated third parties shall be permitted;

                      (viii) Investments in any Person to the extent such
                  Investments consist of prepaid expenses, negotiable
                  instruments held for collection and lease, utility and
                  workers' compensation, performance and other similar deposits made in the ordinary course of business shall be permitted;

                      (ix) Investments by one or more Borrowers in one or more
                  Subsidiaries, or by a Subsidiary in any other Subsidiary, may be incurred in connection with a Permitted Securitization
                  shall be permitted;

                      (x) the Borrowers and their Subsidiaries may own the
                  Capital Stock of, their respective Subsidiaries created or acquired in accordance with the terms of this Loan Agreement;

                      (xi) the Borrowers and their Subsidiaries may acquire and
                  hold Investments issued by the purchaser of assets in
                  connection with a sale of such assets to the extent permitted by Section 9.2;

                      (xii) Investments in existence as of the Closing Date as
                  set forth on Schedule 9.5 hereto and any extension,
                  modification or renewal of and such Investments existing on the Closing Date, shall be permitted;

                      (xiii) the Borrowers may acquire and hold obligations of
                  one or more officers, directors or other employees of such
                  Borrowers or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Borrowers, so long as no cash is paid by the Borrowers or any of its Subsidiaries to such officers,

                                      -83-

                  directors or employees in connection with the acquisition of any such obligations; and

                      (xiv) Investments in Eligible Investments made in
                  accordance with Section 3.4 shall be permitted.

                  9.6. DIVIDENDS. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or pay any Dividends other than a
         Permitted Dividend.

                  9.7. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the
         Borrowers or any of their Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be reasonably expected to be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the payment of consulting or other fees to the Borrowers by any of their Subsidiaries in the ordinary course of business; (ii)
         reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of any
         Borrower or any of their respective Subsidiaries; (iii) transactions exclusively between or among the Borrowers, exclusively between or among a Borrower and any Subsidiary of any Borrower, exclusively between Subsidiaries of any of the Borrowers, or exclusively between any of the Borrowers or any of their respective Subsidiaries and any of their respective joint ventures; (iv) any agreement as in effect as of the Closing Date as set forth on Schedule 9.7 hereto or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto, so long as any such amendment or replacement agreement is not more disadvantageous to any Borrower or any of their respective Subsidiaries in any material respect than the original agreement as in effect on the Closing Date; (v) any reasonable employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination, or other employment-related agreements, arrangements or plans entered into in good faith by any Borrower or any of their respective
         Subsidiaries in the ordinary course of business; (vi) any issuance of
         Capital Stock of any of the Borrowers; (vii) any transaction consummated in connection with or to facilitate a Permitted
         Securitization, (viii) the Borrowers and their Subsidiaries may enter into employment and severance arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; and (ix) transactions to the extent permitted by Section 9.6.

                  9.8. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The
         Borrowers will not, and will not permit any of their Subsidiaries
         (other than a Special Purchase Vehicle) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability

                                      -84-

         of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Capital Stock or participation in its profits owned by a Borrower or any of its
         Subsidiaries, or pay any Indebtedness owed to a Borrower or any of its
         Subsidiaries, (y) make loans or advances to a Borrower or any of its
         Subsidiaries or (z) transfer any of its properties or assets to the
         Borrowers or any of their Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rule, regulation or order, (ii) this Loan Agreement and the other Loan
         Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or a Subsidiary of a Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by a Borrower or any of its Subsidiaries in the ordinary course of business, (v) any encumbrance or restriction pursuant to an agreement in effect or entered into on the Closing Date as set forth on Schedule
         9.8 hereto (and all replacements or substitutions thereof on terms not materially more adverse to the Lenders and not materially less favorable or materially more onerous to the Borrowers and their respective Subsidiaries than those contained the any such agreement on the Closing Date), (vi) customary agreements relating to the transfer of, or the granting of licenses in licenses related to, copyrights, patents or other intellectual property, (vii) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein), (viii) purchase money indebtedness permitted to be incurred under this Loan Agreement, (ix) restrictions on cash or other deposits under bona fide arrangements with customers entered into in the ordinary course of business, (x) Refinancing Indebtedness
         (provided, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, take as a whole, than those contained in the agreements governing the
         Indebtedness being refinanced); (xi) agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to Capital Stock other than on a pro rata basis, (xii)
         with respect to any Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (2) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings, and (3) such encumbrance or restriction will not materially affect the Borrowers' ability to make principal or interest payments on the Loans, (xiii) restrictions on the transfer of any asset pending the close of the sale of such asset and (xiv) any restriction or encumbrance or the transfer of any assets subject to Liens permitted by
         Section 9.3 hereof.

                  9.9. CHANGE IN CREDIT AND COLLECTION POLICY. The Borrowers
         will not change the terms and provisions of the Credit and Collection
         Policy in any

                                      -85-

         material respect without the prior written consent of the
         Administrative Agent in each instance, such consent not to be unreasonably withheld or delayed.

                  9.10. CHANGE IN PAYMENT INSTRUCTIONS TO LESSEES. The Borrowers
         will not (i) add or terminate any Trust Account, Concentration Account,
         Lockbox Account, Accounts Payable Account or IO Disbursement Account
         except in accordance with the provisions of Section 3.5 hereof, or (ii)
         make any change in its instructions to Lessees, regarding payments to be made by Lessees, other than changes in the instructions that Lessees make payments to another Lockbox Account that in each case is subject to an account agreement.

                  9.11. COST ALLOCATION METHODOLOGIES. The Borrowers will not change, in any material respect, without the prior written consent of the Administrative Agent in each instance, its methodologies in effect on the Closing Date for (i) classifying an expense as a Direct
         Operating Expense or corporate overhead, (ii) classifying an item of revenue as a Gross Lease Revenues, or (iii) allocating Gross Lease
         Revenues or Direct Operating Expenses to a specific Container.

                  9.12. AMENDMENTS TO DEPRECIATION POLICY. The Borrower will not change its Depreciation Policy used in calculating the Asset Base without the prior written consent of the Administrative Agent in each instance.

                  9.13. LIMITATION ON THE CREATION OF SUBSIDIARIES. The
         Borrowers will not, and will not permit any of their Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary, provided that, notwithstanding the foregoing, the Borrowers and any of their respective Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted hereunder, acquire
         Wholly-Owned Subsidiaries so long as (A) written notice thereof is given to the Administrative Agent on or prior to the 10th Business Day following such establishment, creation or acquisition written notice thereof and (B) the Capital Stock of each such new Wholly-Owned
         Subsidiary that is a direct Wholly-Owned Subsidiary of a Borrower is pledged pursuant to, and to the extent required by, the Pledge
         Agreement and, if such Capital Stock constitutes certificated Capital
         Stock, the certificates representing such Capital Stock, together with stock or other powers duly executed in blank, are delivered to the
         Administrative Agent.

                  10. FINANCIAL COVENANTS.

                  The Borrowers covenant and agree that, at all times subsequent to the first anniversary of the Closing Date and for so long as any
         Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans:

                  10.1. CONSOLIDATED EBIT TO CONSOLIDATED CASH INTEREST EXPENSE
         RATIO. The Borrowers will not permit the Consolidated EBIT to
         Consolidated Cash Interest Expense Ratio to be less than 1.00 to 1.00, such calculation to be made at the end of each fiscal quarter of the
         Borrowers commencing with the fiscal quarter ending December 31, 2005.

                                      -86-

                  11. CLOSING CONDITIONS.

                  The obligation of each Lender to make a Loan hereunder on the
         Closing Date, is subject, at the time of the making of such Loans to the satisfaction of the following conditions (or the written waiver of such conditions by the Administrative Agent):

                  11.1. EXECUTION OF AGREEMENT; NOTES. On or prior to the
         Closing Date, (i) this Loan Agreement and the other Loan Documents shall have been executed and delivered and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Note, in each case executed by the Borrowers and in the amount, maturity and as otherwise provided herein.

                  11.2. OFFICER'S CERTIFICATE. On the Closing Date, the
         Administrative Agent shall have received a certificate from the
         Borrowers, dated the Closing Date and signed by an Authorized Officer of the Borrowers, certifying that all of the applicable conditions set forth in Section 12.2 (other than such conditions to the extent that such conditions are expressly subject to the satisfaction of the
         Administrative Agent and/or the Required Lenders), have been satisfied on such date.

                  11.3. OPINIONS OF COUNSEL. On the Closing Date, the
         Administrative Agent shall have received from Mayer Brown Rowe & Maw
         LLP, counsel to the Borrower, an opinion addressed to the
         Administrative Agent and each of the Lenders and dated the Closing Date substantially in the form of Exhibit L, which opinion shall (x) be addressed to the Administrative Agent and each of the Lenders and be dated the Closing Date, (y) cover the creation and perfection of the security interests and/or liens granted pursuant to the relevant
         Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) be in form and substance reasonably satisfactory to the
         Administrative Agent.

                  11.4. COMPANY DOCUMENTS; PROCEEDINGS.

                  (a) On the Closing Date, the Administrative Agent shall have received from each Borrower a certificate, dated the Closing Date, signed by the chairman, a vice-chairman, the president, any vice-president or any other Authorized person of such Borrower, and attested to by the secretary, any assistant secretary or other senior officer of such Borrower, in the form of Exhibit M with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Borrower and the resolutions of such Borrower referred to in such certificate, and all of the foregoing shall be reasonably satisfactory to the Administrative
         Agent.

                  (b) On the Closing Date, all instruments and agreements in connection with the transactions contemplated by this Loan Agreement and the other

                                      -87-

         Documents shall be reasonably satisfactory in form and substance to the
         Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

                  11.5. APPROVALS. On or prior to the Closing Date, (i) all
         necessary governmental (domestic and foreign), regulatory and material third party approvals and/or consents in connection with the
         Transaction and the Stock Purchase Agreement and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the
         Administrative Agent; except for any such approval or consent the failure to obtain would not reasonably be expected to have a Material
         Adverse Effect, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Loan Documents or otherwise referred to herein or therein. Additionally, on the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

                  11.6. CONSUMMATION OF THE TRANSACTION. On or prior to the
         Closing Date, the transaction described in the Stock Purchase Agreement shall have been consummated and the Administrative Agent and the
         Lenders shall have received evidence to its satisfaction that all of the conditions precedent set forth thereon shall have been satisfied or waived.

                  11.7. INTERCREDITOR AGREEMENT WITH HOLDER OF SELLER LOAN. The
         holder of the Seller Loan will enter into a written agreement with the
         Administrative Agent to the effect that (i) it will not institute, and will not join with others in instituting a bankruptcy against any of the Borrowers until at least one year and one day (or the longest performance period under federal or state insolvency laws then in effect) after all indebtedness under the Loan Documents have been repaid in full; (ii) distributions to the holder of the Seller Loan are to be made only at the times and only in such amounts as funds are available to the Borrowers in accordance with the terms of the priority of payments contained in the Loan Documents; (iii) it shall take no action that would cause any of the Borrowers to breach any of its respective covenants in its organizational documents or the Loan
         Documents; (iv) it shall not amend, or agree to the

                                      -88-

         amendment of, the organizational documents of any of the Borrowers without the prior written consent of the Administrative Agent in each instance; and (v) it shall take no action, or join with others to take any action (x) challenging the validity or enforceability of any of the security interests set forth in the Loan Documents or (y) seeking the consolidation of any of the Borrowers with any other Person.

                  11.8. SECURITY AGREEMENT. On the Closing Date, each of the
         Borrowers shall have duly authorized, executed and delivered the security agreement in the form of Exhibit N hereto (as amended, modified, restated and/or supplemented from time to time, the "Security
         Agreement") covering all of such Borrower's present and future collateral referred to therein, together with:

                      (i) proper financing statements (Form UCC-1 or the
                  equivalent) authenticated for filing under the UCC or other appropriate filing offices of each jurisdiction as may be
                  necessary or, in the reasonable opinion of the Administrative
                  Agent desirable, to perfect the security interests purported to be created by the Security Agreement;

                      (ii) certified copies of Requests for Information or
                  Copies (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name a
                  Borrower as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name a Borrower as debtor
                  (none of which shall cover any of the Collateral, except to the extent evidencing Permitted Liens or in respect of which the Administrative Agent shall have received termination
                  statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed (where
                  required) for filing);

                      (iii) evidence of the completion of (or adequate provision for) all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the
                  reasonable opinion of the Administrative Agent desirable, to perfect the security interests intended to be created by the
                  Security Agreement; and

                      (iv) evidence that all other actions necessary or, in the
                  reasonable opinion of the Administrative Agent desirable, to create, maintain, effect, perfect, preserve, maintain and
                  protect the security interests purported to be created by the
                  Security Agreement have been taken;

         and the Security Agreement shall be in full force and effect.

                  11.9. TAX ALLOCATION AGREEMENTS. On or prior to the Closing
         Date, there shall have been delivered to the Administrative Agent by the Borrowers true and correct copies of all tax sharing and other tax allocation agreements entered into by a Borrower or any of its
         Subsidiaries, all agreements shall be in form and

                                      -89-

         substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Closing Date.

                  11.10. SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES; ETC.. On
         the Closing Date, the Administrative Agent shall have received:

                      (i) a solvency certificate in the form of Exhibit O from
                  the chief financial officer of the Borrowers, dated the
                  Closing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrowers and their Subsidiaries (on a consolidated basis) are not insolvent and will not be
                  rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

                      (ii) evidence of insurance complying with the requirements of Section 8.12 for the business and properties of the
                  Borrowers, in scope, form and substance reasonably
                  satisfactory to the Administrative Agent and naming the
                  Administrative Agent as an additional insured and/or loss
                  payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the respective insurer to the Administrative Agent.

                  11.11. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS.
         On or prior to the Closing Date, there shall have been delivered to the
         Administrative Agent and the Lenders true and correct copies of the historical and pro forma financial statements referred to in Section
         7.10(b).

                  11.12. PAYMENT OF FEES. On the Closing Date, all costs, fees and expenses, and all other compensation due to the Administrative
         Agent and the Lenders (including, without limitation, reasonable and documented legal fees and expenses) shall have been paid to the extent then due.

                  11.13. BUDGETS. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent and the Lenders, separate detailed budgets of selling, general and administrative expenses and capital expenditures for the Borrowers for the fiscal years ended December 31, 2004 and December 31, 2005, each of which shall be reasonably satisfactory to the Administrative Agent.

                  11.14. SELLER LOAN. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent and the Lender all of the executed documentation evidencing the Seller Loan, all of which shall be reasonably satisfactory to the Administrative Agent.

                  11.15. PLEDGE AGREEMENT. On the Closing Date, each Borrower shall have duly authorized, executed and delivered the pledge agreement in the form of

                                      -90-

         Exhibit P (as amended, modified, restated and/or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the
         Administrative Agent, as pledgee thereunder, all of the Pledge
         Agreement Collateral, if any, referred to therein and then owned by such Borrower, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Capital Stock constituting Pledge Agreement Collateral, and the Pledge Agreement
         shall be in full force and effect.

                  11.16. PARTICIPATION AGREEMENT. On the Closing Date, the
         Borrowers shall have duly authorized, executed and delivered the
         Participation Agreement, and the Participation Agreement shall be in full force and effect.

                  11.17. INTERCOMPANY SUBORDINATION AGREEMENT. On the Closing
         Date, the Borrowers and any Subsidiary of a Borrower which is an obligee with respect to any intercompany debt owed by a Borrower shall have duly authorized, executed and delivered an intercompany subordination agreement in the form of Exhibit Q (as amended, modified, restated and/or supplemented from time to time, the "Intercompany
         Subordination Agreement"), and the Intercompany Subordination Agreement
         shall be in full force and effect.

                  11.18. CONTROL AGREEMENT. On the Closing Date, the Borrowers
         shall have delivered to the Administrative Agent, a fully executed control agreement, in form and substance satisfactory to the
         Administrative Agent, with respect to each of the Lockbox Account, the
         Concentration Account, the Accounts Payable Account and the Payroll
         Account.

                  12. CONDITIONS PRECEDENT TO ALL LOANS.

                  The obligation of each Lender to make Loans (including Loans made on the Closing Date) is subject, at the time of each such Loan
         (except as hereinafter indicated), to the satisfaction of the following conditions:

                  12.1. CLOSING DATE. The Closing Date shall have occurred and the Revolving Credit Period shall not have expired or been terminated.

                  12.2. NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Loan and immediately after giving effect thereto (i) there shall exist no Designated Event of Default and (ii) all representations and warranties contained herein and in each other Loan Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                                      -91-

                 12.3. LOAN REQUEST. Prior to the making of each Loan, the
         Administrative Agent shall have received a Loan Request meeting the requirements of Section 2.3 and showing in reasonable detail that the
         Aggregate Note Principal Balance (calculated after giving effect to the requesting Loan) shall not exceed the Asset Base (calculated as of the last day of the most recent month for which internal financial statements are available and after giving effect to the addition of the
         Eligible Containers to be acquired with the proceeds of the Loan).

                  13. EVENTS OF DEFAULT; ACCELERATION; ETC.

                  13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the
         following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay (i) on any Payment Date any principal payment to the extent that funds are available for such purpose in accordance with the priority of payment set forth in Section
         3.1, or (ii) on the earlier to occur of (x) the date on which the principal balance of the Revolving Credit Notes have been accelerated in accordance with Section 13.1 hereof, and (y) the Legal Final Payment
         Date, the then Aggregate Note Principal Balance;

                  (b) the Borrowers shall fail to pay on any Payment Date any interest payment, Commitment Fees or Agent Fee then due and payable on the Revolving Credit Notes and the continuation of such default for more than five (5) Business Days after such amounts shall have become due and payable;

                  (c) on any Payment Date, the Aggregate Note Principal Balance
         (after giving effect to any payments of principal made on such Payment
         Date) exceeds an amount equal to the product of (i) one hundred five percent (105%) and (ii) the Asset Base then in effect;

                  (d) default in the payment of any amounts due and owing to the
         Lenders of any Revolving Credit Notes other than the amounts described in clauses (a) and (b) above, and the continuation of such default for more than fifteen (15) Business Days after the date on which a Senior
         Designated Officer of the Borrowers received written notice of non-payment;

                  (e) any Borrower shall fail to comply with any of its
         covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8,
         9.10 or 9.12 or Section 10;

                  (f) any Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (which is not otherwise addressed in this Section 13) which failure materially and adversely affects the interests of the Administrative Agent or the
         Lenders and continues for

                                      -92-

         thirty days after written notice of such failure has been given to a
         Senior Designated Officer of the Borrower;

                  (g) any representation or warranty of any Borrower made in any
         Loan Document shall prove incorrect in any material respect when made which materially and adversely affects the interest of the
         Administrative Agent or any Lender and which (if curable) remains unremedied for a period of 30 days after the first date on which a
         Senior Designated Officer of such Borrower has received written notice thereof;

                  (h) a Borrower or any of its Subsidiaries (other than a
         Special Purpose Vehicle) shall commence a voluntary case concerning itself under the Federal Bankruptcy Code; or an involuntary case is commenced against a Borrower or any of its Subsidiaries (other than a
         Special Purpose Vehicle) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of a
         Borrower or any of its Subsidiaries (other than a Special Purpose
         Vehicle); or a Borrower or any of its Subsidiaries (other than a
         Special Purpose Vehicle) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to a Borrower or any of its Subsidiaries (other than a Special Purpose Vehicle) any such proceeding which remains undismissed for a period of 60 days; or a
         Borrower or any of its Subsidiaries (other than a Special Purpose
         Vehicle) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or a
         Borrower or any of its Subsidiaries (other than a Special Purpose
         Vehicle) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or a Borrower or any of its
         Subsidiaries (other than a Special Purpose Vehicle) makes a general assignment for the benefit of creditors; or any Company action is taken by a Borrower or any of its Subsidiaries (other than a Special Purpose
         Vehicle) for the purpose of effecting any of the foregoing;

                  (i) the occurrence of either of the following:

                      (i) Container Holdings or any of its Subsidiaries fails to make any payment when due (beyond the applicable grace or cure period with respect thereto, if any) with respect to the
                  Seller Loan or the High Yield Bonds and either (x) the
                  holder(s) of such Indebtedness have accelerated such
                  Indebtedness or (y) such default shall not have been
                  permanently waived by the applicable holder(s) of such
                  Indebtedness within thirty (30) Business Days after the later of such default or the expiration of any applicable grace or cure period; or

                                      -93-

                      (ii) Container Holdings or any of its Subsidiaries
                  defaults in the observance or performance (beyond the
                  applicable grace or cure period with respect thereto, if any)
                  of any agreement or covenant relating to the Seller Loan or the High Yield Bonds or contained in any instrument or
                  agreement evidencing, securing or relating thereto or any
                  other event or condition shall occur or condition exist, the effect of which default or other event or condition is to
                  cause, or permit, the holder or holders of such Indebtedness
                  (or trustee or agent on behalf of such holders) to cause such
                  Indebtedness to become due prior to its stated maturity, and either (x) the holder(s) of such Indebtedness have accelerated such Indebtedness, or (y) such default shall not have been permanently waived by the applicable holder(s) of such
                  Indebtedness within ninety (90) days after the later of such default or the expiration of any applicable grace or cure
                  period ;

                  (j) a Change of Control, other than as the result of a public offering of the stock of Container Holdings, TLI, TOL or TOCC or any of their respective direct or indirect parents, occurs without the prior consent of the Administrative Agent and the Required Lenders;

                  (k) the Security Agreement or the Lien purported to be created thereby shall become or be adjudged by a court of competent jurisdiction to be invalid or enforceable against any Borrower for any reason other than any action taken by the Administrative Agent or any
         Lender or the failure of the Administrative Agent or any Lender to take any action within its control;

                  (l) one or more judgments or decrees shall be entered against a Borrower or any of its respective Subsidiaries (other than a Special
         Purpose Vehicle) involving a liability (to the extent not paid when due or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $20 million for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

                  (m) any law, rule or regulation shall render invalid, or
         preclude enforcement of, any material provision of this Loan Agreement or any other Loan Document or impair performance of the Borrowers obligations under this Loan Agreement or under any other Loan Document, in each case, for any reason other than any action taken by the
         Administrative Agent or any Lender or the failure of the Administrative
         Agent or any Lender to take any action within its control.

         then, and in any such event, so long as the same may be continuing, the
         Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Loan Agreement, the Revolving Credit Notes and the other Loan Documents

                                      -94-

         to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
         provided that in the event of any Event of Default specified in
         Sections 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the
         Administrative Agent.

                  13.2. TERMINATION OF COMMITMENTS. If an Event of Default
         specified in Sections 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the
         Borrower. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and upon the request of the
         Required Lenders shall, by notice to the Borrower, terminate the unused portion of the Commitments hereunder, and upon such notice being given such unused portion of the Commitments hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans. No termination of the Commitments hereunder shall relieve the Borrowers of any of the Obligations.

                  13.3. REMEDIES. In case any one or more of the Events of
         Default shall have occurred and be continuing, and whether or not the
         Administrative Agent shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan
         Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or
         Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the
         reimbursement of the Administrative Agent for, or in respect of, all reasonable costs, expenses,

                                      -95-

         disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this
         Loan Agreement or any of the other Loan Documents or in respect of the
         Collateral or in support of any provision of adequate indemnity to the
         Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                  (b) Second, in accordance with the applicable provisions of the priority of payments set forth in clauses (i) through (ix)
         inclusive of Section 3.1(b);

                  (c) Third, upon payment and satisfaction in full or other
         provisions for payment in full satisfactory to the Lenders and the
         Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or
         9-615(a)(3) of the Uniform Commercial Code of the State of New York;
         and

                  (d) Fourth, the excess, if any, shall be returned to the
         Borrowers or to such other Persons as are entitled thereto.

                  14. ADMINISTRATIVE AGENT.

                  14.1. APPOINTMENT AND AUTHORITY. Each of the Lenders hereby irrevocably appoints Fortis to act on its behalf as the Administrative
         Agent hereunder and under the other Loan Documents and authorizes the
         Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, and the Lenders, and none of the Borrowers shall have rights as a third party beneficiary of any of such provisions.

                  14.2. RIGHTS AS A LENDER. The Person serving as the
         Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or
         "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the
         Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any of their
         Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

                                      -96-

                  14.3. EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other
         Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the
         Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

                  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the
         Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in
         Sections 16.12 and 13.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by any Borrower or a Lender.

                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Loan Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv)
         the validity, enforceability, effectiveness or genuineness of this Loan
         Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
         Sections 11 or 12 or elsewhere herein,

                                      -97-

         other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  14.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative
         Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)
         believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the
         Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  14.5. DELEGATION OF DUTIES. The Administrative Agent may
         perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The
         Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section
         14 shall apply to any such sub-agent and to the Related Parties of the
         Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative
         Agent.

                  14.6. RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative
         Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the
         Required Lenders shall have the right, with the consent of the
         Borrowers, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the
         Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and
         (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents
         (except that in the case of any collateral security held by the

                                      -98-

         Administrative Agent on behalf of the Lenders under any of the Loan
         Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative
         Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative
         Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired)
         Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this
         Section and Section 16.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective
         Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as
         Administrative Agent.

                  In the event that (i) the Administrative Agent, whether in its capacity as the Administrative Agent or a Lender, does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this Loan Agreement or any other Loan Document requested by any Borrower and (ii) such proposed amendment, modification or waiver has been approved by the Required Lenders, any
         Borrower may, upon (x) delivery of written notice thereof to the
         Administrative Agent, and (y) receipt by the Administrative Agent of the amount calculated in accordance with Section 16.13 hereof in connection with a transfer of the Loans by the Administrative Agent, require that the Administrative Agent promptly resign from such position, such resignation, and the appointment of a successor
         Administrative Agent to be consummated in accordance with the first paragraph of this Section 14.6.

                  14.7. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.
         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Loan Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                                      -99-

                  14.8. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Borrower, the Administrative
         Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the
         principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders and the
         Administrative Agent under Sections 5.1 and 16.3 allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property
         payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the
Administrative Agent under Sections 5.1 and 16.3.

                  Nothing contained herein shall be deemed to authorize the
         Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  14.9. COLLATERAL MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations
         (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section
         16.12, if approved, authorized or ratified in writing by the Required
         Lenders;

                                     -100-

                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.3(viii); and

                  (c) to take the actions with respect to the Collateral as are set forth in the Security Documents.

                  The Lenders hereby agree that the Security Documents may be enforced only by the action of the Administrative Agent, in each case, acting upon the instructions of the Required Lenders, and that no
         Lender shall have any right individually to seek to enforce or to enforce the Security Documents to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lender upon the terms of this Agreement and the Security
         Documents.

                  Upon request by the Administrative Agent at any time, the
         Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property.

                  15. SUCCESSORS AND ASSIGNS.

                  15.1. GENERAL CONDITIONS. The provisions of this Loan
         Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers may assign or otherwise transfer any of its rights or Obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible
         Assignee in accordance with the provisions of Section 15.2, (b) by way of participation in accordance with the provisions of Section 15.4 or
         (c) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this
         Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in
         Section 15.4, and, to the extent expressly contemplated hereby, the
         Related Parties of each of the Administrative Agent and the Lenders)
         any legal or equitable right, remedy or claim under or by reason of this Loan Agreement or any of the other Loan Documents.

                  15.2. ASSIGNMENTS BY LENDERS. Any Lender may at any time
         assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                      (i) except in the case of an assignment of the entire
                  remaining amount of the assigning Lender's Commitment and the
                  Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a

                                     -101-

                  Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the
                  Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and
                  Assumption with respect to such assignment is delivered to the
                  Administrative Agent or, if a "Trade Date" is specified in the
                  Assignment and Assumption, as of the Trade Date, shall not be less than $15,000,000 unless each of the Administrative Agent and, so long as no Designated Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

                      (ii) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning
                  Lender's rights and obligations under this Loan Agreement with respect to the Loans or the Commitment assigned, it being
                  understood that non-pro rata assignments of or among any of the Commitments and Loans are not permitted;

                      (iii) any assignment of a Commitment or Loan must be
                  approved by the Administrative Agent and, so long as no
                  Designated Event of Default has occurred and is continuing, the Borrowers (each such consent not to be unreasonably
                  withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed
                  assignee would otherwise qualify as an Eligible Assignee);

                      (iv) so long as Fortis is the Administrative Agent, any
                  assignment by Fortis or any of its Affiliates of all or a
                  portion of its Commitments or Loans that would result in
                  Fortis and its Affiliates holding in aggregate less than
                  twenty percent (20%) of the Aggregate Commitments, or, if the
                  Commitments are not then in effect, the aggregate Loan
                  outstanding, shall require, so long as no Designated Event of
                  Default has occurred and is continuing, the consent of the
                  Borrowers (each such consent not to be unreasonably withheld or delayed; and

                      (v) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and
                  Assumption, together with a processing and recordation fee of
                  $3,500, and the Eligible Assignee, if it shall not be a
                  Lender, shall deliver to the Administrative Agent an
                  Administrative Questionnaire.

                  Subject to acceptance and recording thereof by the
         Administrative Agent pursuant to Section 15.3, from and after the effective date specified in each Assignment and Assumption, the
         Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and
         Assumption, have the rights and obligations of a Lender under this Loan
         Agreement, and the assigning Lender thereunder shall, to the extent of

                                     -102-

         the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an
         Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of
         Sections 5.2.2, 5.6 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Revolving
         Credit Note to the assignee Lender. Any assignment or transfer by a
         Lender of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan
         Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.4. Notwithstanding anything to the contrary contained herein, the Borrowers shall not be obligated to pay to the Eligible Assignee any amount under Section
         5.2.2(a)U that is greater than the amount that the Borrowers would have been obligated to pay such Eligible Assignee's assignor if such assigning Lender had not assigned to such Eligible Assignee any of its rights under this Agreement, unless (1) the circumstances giving rise to such greater payments did not exist at the time of such assignment, or (2) the Borrowers consented to the assignment to such Eligible
         Assignee.

                  15.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the
         Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative
         Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any
         Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan
         Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative
         Agent a copy of the Register.

                  15.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any
         Borrower or any of their Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Loan
         Agreement (including all or a portion of its Commitment and/or the
         Loans owing to it); provided that (i) such Lender's obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the
         Administrative Agent and the

                                     -103-

         Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan
         Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement;
         provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 15.5, the Borrowers agree that each
         Participant shall be entitled to the benefits of Sections 5.2.2, 5.6,
         5.7 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 16.1 as though it were a Lender, provided such
         Participant agrees to be subject to Section 15.1 as though it were a
         Lender.

                  15.5. LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under Sections 5.2.2,
         5.6 or 5.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a
         Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 5.2.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.2.3 as though it were a Lender.

                  15.6. CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Revolving Credit Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  15.7. ELECTRONIC EXECUTION OF ASSIGNMENTS. The words
         "execution," "signed," "signature," and words of like import in any
         Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and
         Records

                                     -104-

         Act, or any other similar state laws based on the Uniform Electronic
         Transactions Act.

                  16. PROVISIONS OF GENERAL APPLICATIONS.

                  16.1. SETOFF. Each Borrower hereby grants to the
         Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and Obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such
         Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to any Borrower and any securities or other property of any Borrower in the possession of such
         Lender may be applied to or set off by the Administrative Agent against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. ANY AND ALL
         RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH
         RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO
         EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS
         OR OTHER PROPERTY OF THE BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY
         AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other
         Lender that (a) if an amount to be set off is to be applied to
         Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Revolving Credit Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the
         Indebtedness evidenced by all such Notes held by such Lender, and (b)
         if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by all of the Lenders, such Lender will make arrangements with the Administrative Agent and the other Lenders with respect to such excess in accordance with the provisions of Section 4.6.

                  16.2. EXPENSES. The Borrowers agree to pay, on a joint and several basis, (a) the reasonable and documented costs of producing and reproducing this Loan Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable and documented fees, expenses and disbursements of the Administrative
         Agent's Special Counsel and any local

                                     -105-

         counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan
         Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (c)
         the reasonable and documented fees, expenses and disbursements of the
         Administrative Agent or any of its Affiliates incurred by the
         Administrative Agent or such Affiliate in connection with the preparation, syndication, administration or interpretation of the Loan
         Documents and other instruments mentioned herein, (d) any reasonable and documented fees, costs, expenses and bank charges, including bank charges for returned checks, incurred the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the
         Collateral, (e) all reasonable and documented out-of-pocket expenses
         (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Administrative
         Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of
         Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Administrative
         Agent's relationship with the Borrowers and (f) all reasonable and documented fees, expenses and disbursements of any Lender or the
         Administrative Agent incurred in connection with UCC searches, UCC filings, or mortgage recordings. The covenants contained in this
         Section 16.2 shall survive payment or satisfaction in full of all other
         Obligations.

                  16.3. INDEMNIFICATION. Each Borrower agrees to indemnify and hold harmless, on a joint and several basis, the Administrative Agent, each of the Lenders and each of their Affiliates ("Indemnitees") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this
         Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby (the "Indemnified Liabilities") including, without limitation, (a) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent or any Lender upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the
         Borrowers or in connection with the provisional honoring of funds transfers, checks or other items, (c) the Borrowers entering into or performing this Loan Agreement or any of the other Loan Documents, (d)
         any such liability, loss, damage or expense in any way relating to, or arising out of, the manufacture, ownership, leasing or operation of the
         Containers and the other Collateral incurred prior to any foreclosure on the Collateral, or (e) with respect to the Borrowers and their respective properties and

                                     -106-

         assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any
         Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of one counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall have no obligation to any Indemnitee hereunder with respect to Indemnified Liabilities and related costs and expenses (i)
         to the extent that such Indemnified Liabilities constitute special, indirect, consequential or punitive damages or damages or liabilities based upon any theory of lost profits, or (ii) to the extent that such
         Indemnified Liabilities are finally judicially determined to have resulted from the gross negligence, bad faith, willful misconduct or recklessness of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such Indemnified Liabilities or related costs and expenses previously received by such Indemnitee shall be promptly reimbursed by such Indemnitee). In litigation, or the preparation therefor, each Indemnitee shall be entitled to select its own counsel and, in addition to the foregoing indemnity; provided, that the Borrowers shall only be obligated under this Section 16.3 to pay the reasonable and documented fees and expenses of one counsel on behalf of all Indemnitees. If, and to the extent that the Obligations of the Borrowers under this Section 16.3 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such Obligations which is permissible under applicable law. The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations.

                  16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                  16.4.1. CONFIDENTIALITY. Each of the Lenders and the
         Administrative Agent agrees, on behalf of itself and each of its
         Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any information supplied to it by, or on behalf of, the Borrowers pursuant to this Loan Agreement, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrowers, (b)
         to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative
         Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any
         Financial Affiliate is a party, or in

                                     -107-

         connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a
         Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Loan
         Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this Section 16.4 or (i) with the prior written consent of the Borrowers. Each of the Administrative Agent, the Lenders
         and the Financial Affiliates agrees not to use any information supplied to it by, or on behalf, of the Borrowers pursuant to this Loan
         Agreement for any purpose or in any manner other that evaluating the performance of the Borrowers and their Subsidiaries hereunder and enforcing the rights, remedies and obligations hereunder and under the other Loan Documents. Without the prior written consent of the
         Borrowers, none of the Administrative Agent, any Lender or any
         Financial Affiliate shall be permitted to refer to any of the Borrowers in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lenders or such Financial Affiliate.

                  16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the
         Administrative Agent shall, prior to disclosure thereof, notify the
         Borrowers of any request for disclosure of any such information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

                  16.4.3. OTHER. In no event shall any Lender or the
         Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrowers. The
         obligations of each Lender under this Section 16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the
         Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans from any Lender.

                  16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit
         Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders and the
         Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the
         Lenders of any Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans and for such further time as may be otherwise expressly specified in this Loan
         Agreement. All statements

                                     -108-

         contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

                  16.6. NOTICES. Except as otherwise expressly provided in this
         Loan Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement or the Revolving Credit
         Notes shall be in writing and shall be delivered in hand, mailed by
         United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to TOL, at: c/o TAL International Container
         Corporation, 100 Manhattanville Road, Purchase, New York 10577-2135, or
         at such other addresses for notice as TOL shall last have furnished in writing to the Person giving the notice;

                  (b) if to TLI at: c/o TAL International Container Corporation,
         100 Manhattanville Road, Purchase, New York 10577-2135, or at such other addresses for notice as TLI shall last have furnished in writing to the Person giving the notice;

                  (c) if to TOCC, at: c/o TAL International Container
         Corporation, 100 Manhattanville Road, Purchase, New York 10577-2135, or
         at such other addresses for notice as TOCC shall last have furnished in writing to the Person giving the notice;

                  (d) if to the Administrative Agent, at 3000 AS Rotterdam, The
         Netherlands - RO1.16.02, Attention: Aviation and Intermodal Finance
         Group, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;
         and

                  (e) if to any Lender, at such Lender's address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

                  Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the sixth Business
         Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Revolving Credit Notes, even if otherwise required to be in writing under other provisions of this Loan
         Agreement or the Revolving Credit Notes may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto

                                     -109-

         may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Loan Agreement or the Revolving
         Credit Notes and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Loan Agreement or the Revolving Credit Notes.

                  16.7. GOVERNING LAW. THIS LOAN AGREEMENT AND, EXCEPT AS
         OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN
         DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND
         SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
         THE LAWS OF SAID STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND
         5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE EXCLUDING THE LAWS
         APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT
         ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER
         LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR
         ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE
         JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT
         BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN
         SECTION 16.6. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY
         NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT
         OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                  16.8. HEADINGS. The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                  16.9. COUNTERPARTS. This Loan Agreement and any amendment
         hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

                  16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire

                                     -110-

         understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
         Section 16.12.

                  16.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
         WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM
         ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LOAN AGREEMENT, THE
         REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS
         OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH
         RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS,
         STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY,
         INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR
         ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE
         ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND
         AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY
         OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.
         Except as prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.
         Each Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Loan Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                  16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or
         approval required or permitted by this Loan Agreement to be given by the Lenders may be given, and any term of this Loan Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Loan Agreement, the other Loan
         Documents or such other instrument or the continuance of any Default or
         Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

                  (a) without the written consent of the Borrowers and each
         Lender directly affected thereby:

                                     -111-

                      (i) reduce, delay or forgive the principal amount of any
                  Loans or reduce the rate of interest on the Loans or the
                  priority thereof or the amount of any Fees (other than
                  interest on the Revolving Credit Notes accruing pursuant to
                  Section 5.10 following the effective date of any waiver by the
                  Required Lenders of the Event of Default relating thereto);

                      (ii) increase the amount of such Lender's Commitment or
                  extend the expiration date of such Lender's Commitment;

                      (iii) postpone or extend the Legal Final Payment Date or
                  any other regularly scheduled dates for payments of principal of, or interest on, the Loans or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to
                  Section 5.10, and (B) any vote to rescind any acceleration made pursuant to Section 13.1 of amounts owing with respect to the Loans and other Obligations shall require only the
                  approval of the Required Lenders); and

                      (iv) other than pursuant to a Permitted Securitization or
                  any other transaction permitted by the terms of this Loan
                  Agreement, release all or substantially all of the Collateral
                  (excluding, if the Borrowers or any Subsidiary of a Borrower becomes a debtor under the Federal Bankruptcy Code or other applicable insolvency laws, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code or any analogous provision of any applicable insolvency law
                  pursuant to a cash collateral stipulation with the debtor
                  approved by the Required Lenders);

                  (b) without the written consent of all of the Lenders, amend or waive this Section 16.12 or the definition of "Required Lenders";

                  (c) without the written consent of the Administrative Agent, amend or waive Section 14, the amount or time of payment of any Agent
         Fee payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent;

                  (d) without the consent of the holder of the Seller Loan or the trustee of the High Yield Bonds, as the case may be, reduce, delay or forgive the IO Distributable Amount otherwise payable to the holder of the Seller Loan or the trustee of the High Yield Bonds; or

                  (e) without the consent of any affected counterparty (other than any Borrower or any of its Affiliates) to any Hedging Agreement,
         reduce, delay, forgive or change the relative priority of any amounts owing to such Person in accordance with the terms hereof.

                  No waiver shall extend to or affect any obligation not
         expressly waived or impair any right consequent thereon. No course of dealing or delay or omission

                                     -112-

         on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the
         Borrowers to other or further notice or demand in similar or other circumstances.

                  16.13. REPLACEMENT OF LENDERS.

                  (a) In the event (i) any Lender delivers a certificate
         requesting compensation pursuant to Section 5.6 or 5.7, (ii) any Lender delivers a notice described in Section 5.4 or 5.5, (iii) any Borrower is required to pay any additional amount to any Lender or any
         Governmental Authority on account of any Lender pursuant to Section
         5.2.2 or (iv) any Lender does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this
         Loan Agreement or any other Loan Document requested by any Borrower, any Borrower may, at its sole expense and effort, upon notice to such
         Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 15.2), all of its interests, rights and obligations under this Loan Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

                      (i) the Borrowers shall have paid to the Administrative
                  Agent the assignment fee specified in Section 15.2;

                      (ii) such Lender shall have received payment of an amount
                  equal to the outstanding principal of its Loans, accrued
                  interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the
                  extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

                      (iii) in the case of any such assignment resulting from a
                  claim for compensation under Section 5.6 or 5.7 or payments required to be made pursuant to Section 5.2.2, such assignment will result in a reduction in such compensation or payments thereafter; and

                      (iv) such assignment does not conflict with applicable
                  laws.

         In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed
         Assignment and Assumption reflecting such replacement within five
         Business Days of the date on which the replacement Lender executes and delivers such Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a

                                     -113-

         result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                  (b) If (i) any Lender shall request compensation under Section
         5.6 or 5.7, (ii) any Lender delivers a notice described in Section 5.4 or 5.5, or (iii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 5.2.2, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by any Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 5.6 or 5.7, enable it to withdraw its notice pursuant to Section 5.4 or 5.5, or would reduce amounts payable pursuant to Section 5.2.2, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

                  16.14. SEVERABILITY. The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

                  16.15. USA PATRIOT ACT. Each Lender hereby notifies the
         Borrowers that pursuant to the requirements of the USA PATRIOT Act
         (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the
         "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such
         Lender to identify the Borrowers in accordance with the Patriot Act.

                  [Remainder of page intentionally left blank]

                                     -114-

                  IN WITNESS WHEREOF, the undersigned have duly executed this
Loan Agreement as of the date first set forth above.

                                            TRANSAMERICA LEASING INC.

                                            By: ________________________
                                                   Name:
                                                   Title:

                                            TRANS OCEAN LTD.

                                            By: ________________________
                                                   Name:
                                                   Title:

                                            TRANS OCEAN CONTAINER CORPORATION

                                            By: ________________________
                                                   Name:
                                                   Title:

                                            FORTIS BANK (NEDERLAND), N.V., as
                                            Administrative Agent

                                            By: ________________________
                                                   Name:
                                                   Title:

                                            By: ________________________
                                                   Name:
                                                   Title:

                                     -115-